UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

GENERAL MARITIME CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

General Maritime Corporation
299 Park Avenue, Second Floor
New York, New York 10171
(212) 763-5600

April 7, 2011

Dear Shareholder:

I am pleased to invite you to attend the 2011 Annual Meeting of Shareholders of General Maritime Corporation, which will be held at [11:15] a.m. on Thursday, May 12, 2011, at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York. Your Board of Directors looks forward to greeting those shareholders who are able to attend.

At the Annual Meeting, you will be asked to: (i) elect two Class III Directors; (ii) approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 140,000,000 to 390,000,000; (iii) approve the General Maritime Corporation 2011 Stock Incentive Plan; (iv) ratify the appointment of Deloitte & Touche LLP as the company’s auditors for the fiscal year ending December 31, 2011; (v) approve a non-binding, advisory resolution regarding the compensation of our named executives; and (vi) consider and act upon a non-binding, advisory proposal on the frequency of the advisory vote on the compensation of our named executives.  Your Board of Directors recommends that you vote your shares “FOR” proposals (i), (ii), (iii), (iv) and (v), and for “EVERY ONE YEAR” with respect to proposal (vi).  These proposals are more fully described in the accompanying proxy statement.

Whether or not you expect to attend the Annual Meeting, please sign, date and mail the enclosed proxy card as soon as possible in the envelope provided or vote using the toll−free telephone number or via the Internet by following the instructions included on the enclosed proxy card. Your cooperation will ensure that your shares are voted.  Thank you for your continued support.

Sincerely,

Peter C. Georgiopoulos
Chairman

General Maritime Corporation
299 Park Avenue, Second Floor
New York, New York 10171
(212) 763-5600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of General Maritime Corporation, a Marshall Islands corporation (“General Maritime” or the “Company”), will be held on Thursday, May 12, 2011 at [11:15] a.m. (Eastern time), at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York for the following purposes:

1.	To elect two Class III Directors to the Board of Directors;

2.	To amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 140,000,000 to 390,000,000;

3.	To approve the General Maritime Corporation 2011 Stock Incentive Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2011;

5.	To approve a non-binding, advisory resolution regarding the compensation the Company’s named executives;

6.	To consider and act upon a non-binding, advisory proposal on the frequency of the advisory vote on the compensation of the Company’s named executives; and

7.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Shareholders of record at the close of business on March 15, 2011, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such shareholders will be available at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting.  If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. Shareholders of record also have the option of voting by using a toll-free telephone number or via the internet. Instructions for using these services are included in the accompanying proxy statement.  In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person in accordance with the procedures described in the proxy statement.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE VOTE BY TELEPHONE, INTERNET, OR BY MAIL. PLEASE REFER TO THE PROXY STATEMENT FOR INFORMATION ON HOW TO VOTE BY TELEPHONE OR INTERNET. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

John C. Georgiopoulos
Executive Vice President,
Treasurer and Secretary

New York, New York
April 7, 2011

General Maritime Corporation
299 Park Avenue, Second Floor
New York, New York 10171
(212) 763-5600

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 12, 2011
_______________

INTRODUCTION

This proxy statement is furnished to shareholders of General Maritime Corporation (“General Maritime” or the “Company”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors (the “Board”) of General Maritime for use in voting at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York, on Thursday, May 12, 2011, at [11:15] a.m., and at any adjournment or postponement thereof.

This proxy statement and the accompanying form of proxy, is first being mailed to shareholders on or about April 7, 2011.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders.  Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

The Board has fixed the close of business on March 15, 2011, as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof.  As of March 15, 2011, General Maritime had issued and outstanding [89,593,272] shares of common stock.  The common stock comprises all of General Maritime’s issued and outstanding voting stock.

Revocability and Voting of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy.  A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to John C. Georgiopoulos, Secretary of General Maritime, stating that the proxy is revoked;

•	by submitting another proxy with a later date; or

•	by attending the Annual Meeting and voting in person.

Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of the shares.

All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxy.

If you are a shareholder of record and you properly sign, date and return a proxy card, but do not indicate how you wish to vote with respect to a particular nominee or proposal, then your shares will be voted “FOR” the election of such nominee, “FOR” the approval of each proposal, and “EVERY ONE YEAR” for the advisory resolution regarding the compensation of General Maritime’s named executives. If you indicate a choice with respect to any matter to be acted upon when voting via the Internet (or by telephone or on your returned proxy card) and you do not validly revoke it, your shares will be voted in accordance with your instructions. If you do not vote via the Internet or by telephone, or sign, date and return a proxy card, you must attend the annual meeting in person in order to vote.

If you hold your shares through an account with a bank or broker, your shares may be voted by the bank or broker if you do not provide specific voting instructions. Banks and brokers have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on routine matters. The proposal to ratify the appointment of our independent auditors is a routine matter that is considered a “discretionary” item under NYSE rules. This means that banks and brokers may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least ten days before the date of the annual meeting.

The proposals to (i) elect two Class III Directors; (ii) approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 140,000,000 to 390,000,000; (iii) approve the General Maritime Corporation 2011 Stock Incentive Plan; (iv) approve a non-binding, advisory resolution regarding the compensation of our named executives; and (v) consider and act upon a non-binding, advisory proposal on the frequency of the advisory vote on the compensation of our named executives, are each non-routine matters for which brokers do not have discretionary voting power and for which specific instructions from beneficial owners are required. As a result, brokers are not allowed to vote on any of these proposals on behalf of beneficial owners if such owners do not return specific voting instructions.

Voting at the Annual Meeting

Each common share outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of directors.  Cumulative voting by shareholders is not permitted.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

The voting requirements and a description of the effect of abstentions and broker “non-votes” for each of the proposals are as follows:

	Proposal	Vote Required	Effect of Abstentions	Effect of Broker “Non-Votes”
1.	Election of Directors	Plurality of votes cast	No effect	No effect
2.	Amendment of Amended and Restated Articles of Incorporation	Affirmative vote of a majority of the common shares	Same effect as a vote “against”	Same effect as a vote “against”
3.	Approval of 2011 Stock Incentive Plan	Affirmative vote of a majority of the votes cast, provided that the total votes cast resent more than 50% of the common shares entitled to vote	Same effect as a vote “against”	No effect, provided that the total votes cast represent more than 50% of the common shares entitled to vote
4.	Appointment of Independent Auditors	Affirmative vote of a majority of the common shares represented and entitled to vote	Same effect as a vote “against”	No effect
5.	Advisory Vote on Executive Compensation	Affirmative vote of a majority of the common shares represented and entitled to vote	Same effect as a vote “against”	No effect
6.	Advisory Vote on Frequency of Advisory Vote on Executive Compensation	Plurality of votes cast	No effect	No effect

For directions to be able to attend the meeting and vote in person, please contact us by sending an e-mail to finance@generalmaritimecorp.com.

Solicitation

We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting.  We have retained D.F. King & Co., Inc. to assist with the solicitation at a fee of $[6,500] plus reasonable out-of-pocket expenses.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners.  Directors, officers and regular employees may also solicit proxies.  They will not receive any additional pay for the solicitation.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 12, 2011:

Our Proxy Statement and Annual Report to Shareholders are
available at http://www.proxyvote.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Each of the following nominees for election as director, was appointed to our Board effective December 16, 2008, following the Arlington acquisition and in accordance with the terms of the Arlington Merger Agreement.

At the time of his appointment to the Board in connection with the Arlington acquisition, each nominee served as a director of General Maritime Subsidiary.  Information relating to each nominee for election as director, including his period of service as a director of General Maritime Subsidiary prior to the Arlington acquisition, principal occupation and other biographical material is described below.

Under General Maritime’s amended and restated Articles of Incorporation, the Board is classified into three classes. All Directors serving in Class III have terms expiring at the 2011 Annual Meeting.  The Board has nominated the Class III directors currently serving on the Board, Rex W. Harrington and George J. Konomos, for re-election to serve as Class III directors of the Company for a three-year term until the 2014 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified or until their earlier resignation or removal.  Although management has no reason to believe that the nominees will not be available as candidates at the 2011 Annual Meeting, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.

Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy.  Votes that are withheld will be excluded entirely from the vote and will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. HARRINGTON AND KONOMOS AS CLASS III DIRECTORS.

Nominee Information

The following table sets forth information regarding the nominees for re-election as Class III Directors:

Name	Age	Class	Position
Rex W. Harrington	77	III	Director
George J. Konomos	71	III	Director

Rex W. Harrington has served as a director of the Company since December 2008. He previously served as a director of General Maritime Subsidiary from May 2001 until December 2008.  Mr. Harrington served as shipping advisor to the Royal Bank of Scotland plc from his retirement in 1998 until 2001. Mr. Harrington served as Director of Shipping of the Royal Bank of Scotland plc from 1990 to 1998, Assistant General Manager, Shipping from 1980 to 1990 and Senior Manager, Shipping from 1973 to 1980. From 1969 to 1973 Mr. Harrington served as an executive of Baring Brothers & Co., Ltd., an international merchant banking firm, and from 1957 to 1969 served in various capacities in the Bank of England. Mr. Harrington served as a director of Navios Maritime Holdings Inc., a company listed on the New York Stock Exchange until 2010, and served as a senior consultant to the Bank of America on shipping until 2010. He is a member of the General Committee of Lloyd’s Register, the Steering Committee of the London Shipping Law Centre, the London Advisory Panel of InterCargo and the Baltic Exchange. Mr. Harrington is a deputy chairman of the International Maritime Industries Forum. He was a director of Dampskibsselspaket TORM, a company listed on the NASDAQ National Market and the Copenhagen Stock Exchange from 2003 to 2006, a director of Clarksons (International Shipbrokers) from 1995 to 1998, and a director of Lloyd’s Register from 1994 to 1999. Mr. Harrington has a Masters degree from the University of Oxford and he is a British citizen resident in the United Kingdom.  As a result of these and other professional experiences, Mr. Harrington possesses knowledge and experience regarding finance and the shipping industry, that strengthen the Board’s collective qualifications, skills and experience.

George J. Konomos has served as director of the Company since December 2008. He previously served as a director of General Maritime Subsidiary from July 2008 until December 2008.  Mr. Konomos is a Senior Advisor with Latigo Partners L.P., an alternative asset manager, which he joined in October 2005. Mr. Konomos was previously the Co-Portfolio Manager at Mellon-HBV Rediscovered Opportunities Fund from 2000 to 2005. Mr. Konomos’ experience prior to joining Mellon-HBV includes eleven years as an Investment Manager at Baker Nye Investments, service as a senior advisor to the World Bank on privatizations and financial restructurings of state-owned companies and a 14-year career in investment banking at Lehman Brothers and Samuel Montague & Co.  He has a B.S. in economics from the University of Arizona, an M.A. in economics from American University, and a J.D. from George Washington University Law School. Mr. Konomos is also a director of Aegean Marine Petroleum Network, Inc., a company listed on the New York Stock Exchange.  As a result of these and other professional experiences, Mr. Konomos possesses knowledge and experience regarding banking, finance and the capital markets, that strengthen the Board’s collective qualifications, skills and experience.

Continuing Director Information

The following table sets forth information regarding our directors whose terms continue after the 2011 Annual Meeting.  The terms for directors in Class I expire at the 2012 Annual Meeting, and the terms for directors in Class II expire at the 2013 Annual Meeting.

Name	Age	Class	Position
John P. Tavlarios	49	I	Director and President
Peter S. Shaerf	56	I	Director
Peter C. Georgiopoulos	49	II	Chairman and Director
William J. Crabtree	67	II	Director
Dr. E. Grant Gibbons	58	II	Director

Class I Directors – Terms Expiring at the 2012 Annual Meeting

John P. Tavlarios has served as a director of the Company and our President since December 2008.  He previously served as a director of General Maritime Subsidiary from May 2001 until December 2008. He served as the President and Chief Operating Officer of General Maritime Subsidiary from May 2001 until December 31, 2002. Following our internal reorganization which took effect at the close of business on December 31, 2002 through December 2008, he served as the Chief Executive Officer of our tanker operating subsidiary, General Maritime Management LLC. From its inception in 1997 to January 2000, Mr. Tavlarios served as Executive Vice President of General Maritime Subsidiary or its predecessors. From 1995 to 1997, he was affiliated with Maritime Equity Management, a ship-owning and investment company, where he served as Director of Marine Operations. From 1992 to 1995, Mr. Tavlarios was President and founder of Halcyon Trading Company, a consulting firm specializing in international business development with a particular emphasis on the international oil industry. From 1984 to 1992, he was employed by Mobil Oil Corporation, spending most of his tenure in the Marine Operations and the Marketing and Refining divisions. Prior to 1984, Mr. Tavlarios was involved in his family’s shipping business, assisting in marine operations. Mr. Tavlarios is a member of the American Bureau of Shipping, the Det Norske Veritas North American Committee, the Skuld board of directors, the Directors Committee and the North American Panel of INTERTANKO, the organization of independent tanker owners and on the Board of Trustees of the Seaman’s Church Institute. Mr. Tavlarios is also a director of Aegean Marine Petroleum Network, Inc., a company listed on the New York Stock Exchange.  As a result of these and other professional experiences, Mr. Tavlarios possesses knowledge and experience regarding our history and operations, the shipping and international oil industry, that strengthen the Board’s collective qualifications, skills and experience.

Peter S. Shaerf has served as a director of the Company since December 2008. He previously served as a director of General Maritime Subsidiary from May 2001 until December 2008. Since 2002, Mr. Shaerf has been a Managing Director of AMA Capital Partners, an investment bank and private equity firm specializing in the maritime industry. From 1998 until April 2002, Mr. Shaerf was a Managing Director of Poseidon Capital Corp., an independent maritime consulting and investment company that works extensively in the investment community. From 1980 to 2002, he was a partner of The Commonwealth Group, a brokerage and consulting company that specializes in the dry cargo and liner shipping industry. From 1977 to 1980, he was a director of Common Brothers U.S.A. Ltd., a shipbroking subsidiary of a British shipowner of dry cargo and tanker tonnage.  He is a director of TBS International Ltd., a company listed on the NASDAQ National Market and a director of Seaspan Corporation, a company listed on the New York Stock Exchange. Mr. Shaerf is Chairman of New York Maritime Inc. (NYMAR), a leading global trade association that promotes New York as a maritime center. Mr. Shaerf is a member of the American Bureau of Shipping.  Mr. Shaerf holds a B.A. degree in international business law from the London Metropolitan University.  As a result of these and other professional experiences, Mr. Shaerf possesses knowledge and experience regarding the shipping industry and ship finance, that strengthen the Board’s collective qualifications, skills and experience.

Class II Directors – Terms Expiring at the 2013 Annual Meeting

Peter C. Georgiopoulos is our founder and has served as Chairman and a director of the Company since December 2008. He previously served in those same positions for General Maritime Subsidiary Corporation or its predecessors from its inception in 1997 until December 2008. From 1997 to 2008, he served as CEO of General Maritime Subsidiary or its predecessors, and he served as its President from 2003, following its internal reorganization, until 2008, as well. From 1991 to 1997, Mr. Georgiopoulos was the principal of Maritime Equity Management, a ship-owning and investment company which he founded in 1991. From 1990 to 1991, he was affiliated with Mallory Jones Lynch & Associates, an oil tanker brokerage firm. From 1987 to 1990, Mr. Georgiopoulos was an investment banker at Drexel Burnham Lambert. Prior to entering the investment banking business, he had extensive experience in the sale, purchase and chartering of vessels while working for shipowners in New York and Piraeus, Greece.  Mr. Georgiopoulos is a member of the American Bureau of Shipping. Mr. Georgiopoulos is also Chairman and a director of Genco Shipping & Trading Limited, a company listed on the New York Stock Exchange, Aegean Marine Petroleum Network, Inc., a company listed on the New York Stock Exchange and Baltic Trading Limited, a company listed on the New York Stock Exchange.  He also holds an MBA from Dartmouth College.  As a result of these and other professional experiences, Mr. Georgiopoulos possesses knowledge and experience regarding our history and operations and the shipping industry, finance and capital markets, that strengthen the Board’s collective qualifications, skills and experience.

William J. Crabtree has served as a director of the Company since December 2008. He previously served as a director of General Maritime Subsidiary from May 2001 until December 2008.  From 1972 to 1996, Mr. Crabtree served in various capacities from Marine Counsel to Chairman of Universe Tankships (Delaware), Inc., a company owned by the D.K. Ludwig Organization, which was predecessor to Universe Tankships (Delaware) LLC, where he gained extensive executive and management experience. Mr. Crabtree served as counsel for the Commonwealth Oil Refining Company from 1971 to 1972. From 1968 to 1970, Mr. Crabtree was an associate at the law firm of Kirlin, Campbell and Keating. Mr. Crabtree is a member of the American Bureau of Shipping.  As a result of these and other professional experiences, Mr. Crabtree possesses knowledge and experience regarding the shipping industry and matters of maritime law that strengthen the Board’s collective qualifications, skills and experience.

Dr. E. Grant Gibbons has served as a director of the Company since December 2008. Dr. Gibbons has been a member of the Bermuda Parliament since 1994. From 1995 to 1998, Dr. Gibbons served as the Bermuda Minister of Finance and served as the opposition Shadow Minister of Finance from 1999 to 2006. Dr. Gibbons was the Parliamentary Leader of the opposition United Bermuda Party from 2001 to 2006. Dr. Gibbons currently serves as a director of Edmund Gibbons Limited, a Bermuda-domiciled, diversified, privately-held business, and as Deputy Chairman, Colonial Group International, Ltd., a privately-held insurance company operating in Bermuda and throughout the Caribbean. Dr. Gibbons also currently serves as a director of Syncora Holdings Limited, a publicly-listed holding company, whose operating subsidiaries provide financial guaranty insurance, reinsurance and other credit enhancement products internationally.  From 2004 through 2008, Dr. Gibbons served as a director of Arlington Tankers Ltd., a publicly-listed shipping company.  Dr. Gibbons is a resident of Bermuda and a citizen of Bermuda (British Overseas Territory).  The Board and Nominating and Corporate Governance Committee considered Dr. Gibbons as a director nominee in 2008.  As a result of these and other professional experiences, Dr. Gibbons possesses knowledge and experience regarding our acquired Arlington subsidiary, the shipping industry, and general business and finance, that strengthen the Board’s collective qualifications, skills and experience.

Corporate Governance

Governance Guidelines.  All of the Company’s corporate governance materials, including the Corporate Governance Guidelines adopted by the Board, which includes the criteria used in determining director independence and qualifications for directors, and current copies of its Board committee charters, are published on the Corporate Governance section of the Company’s website at www.generalmaritimecorp.com.  These materials are also available in print to any shareholder upon request.  The Board regularly reviews corporate governance developments and modifies its Governance Guidelines and committee charters as warranted.  Any modifications are reflected on the Company’s website.

Director Independence.  It is the Board’s objective that a majority of the Board consist of independent directors.  For a director to be considered independent, the Board must determine that the director does not have any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).  The Board follows the criteria set forth in Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual to determine director independence.  The Company’s independence criteria are set forth in Section II of its Governance Guidelines.  In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination.

All members of the Audit, Compensation and Nominating and Corporate Governance Committees must be independent directors as defined by the Company’s Governance Guidelines.  Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their director compensation.

The independent directors of the Company are William J. Crabtree, Dr. E. Grant Gibbons, Rex W. Harrington, George J. Konomos and Peter S. Shaerf.  The Board has determined that each of the members of the Audit, Compensation and Nominating and Corporate Governance Committees, respectively, is independent as defined in Section 303A of the NYSE Listed Company Manual.  In determining that Mr. Konomos is independent, the Board considered that Mr. Konomos is a director of Aegean Marine Petroleum Network, Inc. (“Aegean”), which supplied bunkers to our vessels aggregating approximately $30.1 million to the Company during the year ended December 31, 2010.  The Board did not believe that these transactions would impair Mr. Konomos’ ability to act independently of management.  See “Certain Relationships and Related Transactions.”  The Board also considered that Mr. Shaerf is a Managing Director of AMA Capital Partners, an investment bank and private equity firm which has from time to time discussed potential participation in financing transactions with the Company.  The Board did not believe that these matters would impair Mr. Shaerf’s ability to act independently of management.

Code of Ethics.  All directors, officers, employees and agents of the Company must act ethically at all times and in accordance with the policies set forth in the Company’s Code of Ethics.  Under the Company’s Code of Ethics, the Board will only grant waivers for a director or an executive officer in limited circumstances and where circumstances would support a waiver.  Such waivers may only be made by the Audit Committee.

The Company’s Code of Ethics is available on the Company’s website at www.generalmaritimecorp.com and is available in print to any shareholder upon request.  The Company intends to provide any disclosures regarding the amendment or waiver of its Code of Ethics on its website.

Communicating Concerns to Directors.  Shareholders and other interested parties desiring to communicate directly with the Board, with the non-management directors individually or as a group, or with any individual director may do so in writing addressed to the intended recipient(s), c/o John C. Georgiopoulos, Secretary, General Maritime Corporation, 299 Park Avenue, 2nd Floor, New York, New York 10171.  Once the communication is received by the Secretary, the Secretary reviews the communication.  Communications that comprise advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to the Board or our directors.  Other communications are promptly forwarded to the addressee.

Board Meetings and Committees

During fiscal year 2010, there were seven meetings of the Board, each of which was attended by all Board members, with the exception of one Board meeting for which Peter S. Shaerf was absent.  A quorum of directors was present, either in person or telephonically, for all such meetings.  Actions were also taken during the year by the unanimous written consent of the directors.  During 2010, all directors attended at least 75% of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which they served.  All of the directors, except for Peter S. Shaerf, attended the 2010 Annual Meeting of Shareholders on May 13, 2010.

Since its formation on December 16, 2008 in connection with the Arlington acquisition, the Company’s Audit Committee has been comprised of William J. Crabtree, Rex W. Harrington and George J. Konomos, all of whom qualify as independent under the listing requirements of the NYSE and are financially literate.  George J. Konomos is a financial expert as defined under Item 407(d)(5)(ii) of Regulation S-K.  Please refer to Mr. Konomos’ biographical information on page 4 for his relevant experience.  Through its written charter, effective as of December 16, 2008, the Audit Committee has been delegated the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor’s fees and recommending the engagement of the auditors to the full Board.  The Audit Committee held six meetings during fiscal year 2010, each of which was attended by all committee members.

Since its formation on December 16, 2008 in connection with the Arlington acquisition, the Company’s Compensation Committee has been comprised of William J. Crabtree, George J. Konomos and Peter S. Shaerf.  Through its written charter, effective as of December 16, 2008, the Compensation Committee administers the Company’s stock incentive plan and other corporate benefits programs.  The Compensation Committee also considers from time to time matters of compensation philosophy and competitive status, and reviews, approves, or recommends executive officer bonuses and director and executive officer equity grants and other compensation.  The Compensation Committee held six meetings during fiscal year 2010, each of which was attended by all committee members.

From its formation on December 16, 2008, in connection with the Arlington acquisition, through May 14, 2009, the Company’s Nominating and Corporate Governance Committee (the “Nominating Committee”) was comprised of William J. Crabtree, Rex W. Harrington and Peter S. Shaerf.  On May 14, 2009, Dr. E. Grant Gibbons replaced William J. Crabtree as a member of the Company’s Nominating Committee.  As a result, the Company’s Nominating Committee is currently comprised of Dr. E. Grant Gibbons, Rex W. Harrington and Peter S. Shaerf.  Through its written charter, effective as of December 16, 2008, the Nominating Committee assists the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s Corporate Governance Guidelines.  The Nominating Committee is tasked with leading the search for individuals qualified to become members of the Board and selecting director nominees to be presented for shareholder approval at the annual meeting.  The Nominating Committee has the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Nominating Committee may deem appropriate in its sole discretion.  The Nominating Committee seeks individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders.  The Nominating Committee will consider shareholder recommendations of director candidates on the same basis, which should be sent to the attention of the corporate secretary at the Company’s headquarters.  The Nominating Committee held four meetings during fiscal year 2010, each of which was attended by all committee members.

The Nominating Committee considers many factors when determining the eligibility of candidates for nomination to the Board. The Nominating Committee does not have a diversity policy; however, in the event of a vacancy, the Nominating Committee’s goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the board’s overall effectiveness in meeting its mission.

Executive Sessions

To assure free and open discussion and communication among the non-management directors, the non-management directors will seek to meet at least annually and may meet as the non-management directors deem appropriate.  The presiding director at any executive session with the non-management directors will be selected by a majority of the non-management directors present at the meeting.  During fiscal year 2010, there were two executive sessions of the non-management directors of the Company.

Board Leadership Structure

As noted above, our Board is currently comprised of five independent and two non-independent directors.  We recognize that different Board leadership structures may be appropriate for the Company during different periods of time and under different circumstances.  We believe that our current Board leadership structure is suitable for us because it allows us to consider a broad range of opinions in the course of our Board deliberations, including those with knowledge of the Company’s day-to-day operations and business strategy, as well as those with an experienced independent viewpoint.

The Board does not have a policy on whether or not the roles of President and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee Directors or be an employee. The Board believes that it should have the flexibility to make a determination from time to time in a manner that is in the best interests of the Company and its shareholders at the time of such determination.

Our Board has placed the responsibilities of Chairman with a non-employee member of the Board.  Our Chairman has been closely involved with the Company since its founding in various roles including Chief Executive Officer.  Given his unique knowledge, experience and relationship with both the Board and management, we believe his continued service as Chairman provides significant value to the Company and its shareholders, and that it is beneficial for our Chairman to lead our Board members as they provide oversight to our management team.

Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

Risk Oversight

The Board believes that oversight of the Company’s risk management efforts is the responsibility of the entire Board. It views risk management as an integral part of the Company’s strategic planning process. The subject of risk management is discussed from time to time at Board meetings with our President and our Chief Financial Officer.  Additionally, the charters of certain of the Board’s committees assign oversight responsibility for particular areas of risk. For example, our Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls for financial reporting.  Our Nominating Committee oversees risk associated with our Corporate Governance Guidelines and Code of Ethics, including compliance with listing standards for independent directors, committee assignments and conflicts of interest. Our Compensation Committee oversees the risk related to our executive compensation plans and arrangements.

The Compensation Committee is primarily responsible for overseeing the review and assessment of risks arising from the Company’s compensation policies and practices. The Company uses a number of approaches to mitigate excessive risk-taking, including significant weighting towards long-term incentive compensation and emphasizing qualitative goals in addition to quantitative metrics. The Compensation Committee believes discretionary pay mitigates risk-taking.  Also, executives have significant shareholdings, which aligns their interests with shareholders. Based on its review of the Company’s compensation policies and practices, the Compensation Committee determined that the risks arising from the Company’s compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

MANAGEMENT

Executive Officers and Other Key Personnel

The following table sets forth certain information with respect to the Company’s executive officers (other than Peter C. Georgiopoulos and John P. Tavlarios, for whom information is set forth above under the heading “Continuing Director Information”).

Executive Officers

Name	Age	Position
Peter C. Georgiopoulos	50	Chairman and Director
Jeffrey D. Pribor	53	Executive Vice President and Chief Financial Officer
John C. Georgiopoulos	47	Executive Vice President, Treasurer and Secretary
Peter S. Bell	52	Manager and Commercial Director of General Maritime Management LLC
Milton H. Gonzales, Jr.	56	Manager, Technical Director and Maritime Compliance Officer of General Maritime Management LLC

Jeffrey D. Pribor has served as our Executive Vice President and Chief Financial Officer since December 2008. Prior to that, he served as Chief Financial Officer of General Maritime Subsidiary Corporation from September 2004 until December 2008. He also served as an Executive Vice President of General Maritime Subsidiary Corporation from 2005 until December 2008 and as a Vice President from 2004 to 2005. Mr. Pribor has over 20 years of banking, capital markets, shipping and legal experience. From 2002 to 2004, Mr. Pribor served as Managing Director and President of DnB NOR Markets Inc., the US investment banking division of DnB NOR ASA, where he was responsible for mergers and acquisitions, strategic advisory services and US capital market activities for the bank’s shipping, offshore, logistics and energy clients. From 2000 to 2002, Mr. Pribor was Managing Director, Investment Banking at ABN AMRO Inc., where he was responsible for all commercial and investment banking activities for shipping and other transportation companies in North America. Prior to that, Mr. Pribor was Managing Director and Sector Head of Transportation and Logistics Investment Banking for ING Barings. He also worked for over 10 years in the Mergers and Acquisitions group at Merrill Lynch and as an associate attorney in the corporate and banking law practice of Milbank, Tweed, Hadley and McCloy.  Mr. Pribor earned his B.A. in Economics and Political Science from Yale University. He also earned his JD and MBA from Columbia University. Mr. Pribor is currently a director of Global Ship Lease, Inc.

John C. Georgiopoulos has served as an Executive Vice President, Treasurer and Secretary of the Company since December 2008. From its inception in 1997 to 2000 and from 2003 to 2004, Mr. Georgiopoulos served as Chief Financial Officer of General Maritime Subsidiary Corporation or its predecessors. Mr. Georgiopoulos served as Chief Administrative Officer and Treasurer of General Maritime Subsidiary Corporation or its predecessors from July 2000 until December 2008. He also served as an Executive Vice President of General Maritime Subsidiary Corporation from 2005 until December 2008 and as a Vice President from 2000 to 2005. From 1994 to 1997, he was involved in his family’s private real estate and investment management business. From 1991 to 1994, Mr. Georgiopoulos was an officer of Atlantic Bank of New York. From 1987 to 1991, he was a Vice President of Atlas Management, a shipping and real estate company in New York.

Peter S. Bell has served as Manager and Commercial Director of General Maritime Management LLC since February 2009. Prior to that, he served as Senior Vice President–Head of Commercial at General Maritime Management LLC from August 2005 through February 2009. From April 2002 to May 2005, Mr. Bell served as Managing Director at Teekay Shipping (Singapore) Pte. Ltd. where he was responsible for commercial activities including the chartering of crude and products tankers in the Singapore region. In this role, Mr. Bell also had overall responsibility for Business Development, Marine Operations and Agency, and Technical Support in the Singapore region. Prior to this, Mr. Bell was the Director of Business Development at Teekay Shipping Canada Limited from March 1998 to April 2002. In this role, Mr. Bell was responsible for identifying, investigating and developing strategies for entry into new business areas. Prior to that, Mr. Bell was a Project Broker with MJLF & Associates from September 1996 to March 1998. He also served as Vice President of Chartering at Maritime Overseas Corporation (Overseas Shipholding Group) for over seventeen years.

Milton H. Gonzales, Jr. has served as Manager and Technical Director of General Maritime Management LLC since February 2009 and as Maritime Compliance Officer of General Maritime Management LLC since April 2009. Prior to that, he served as Senior Vice President—Technical Operations of General Maritime Management LLC from August 2005 through February 2009, and as Vice President—Technical Operations from 2004 to 2005. From 2000 to 2004, Mr. Gonzales was Vice President—Marine and Technical Operations of Cunard Line Limited Cruise Company. Prior to that, Mr. Gonzales worked at Sea-Land Service for fourteen years. Mr. Gonzales is a member of the American Bureau of Shipping, Lloyd’s Register North American Advisory Committee and the Marshall Islands’ Registry Quality Council.

Peter C. Georgiopoulos and John C. Georgiopoulos are brothers.  There are no other family relationships among our executive officers and directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes the Company’s compensation program as it relates to our President and our Chief Financial Officer, as well as each of our three most highly compensated executive officers for the fiscal year 2010, all of who we refer to together as our “named executives.”  We treat Peter C. Georgiopoulos as an executive officer of the Company for securities law purposes, although he is not an employee or a corporate officer and is not paid a salary.

Our named executives for fiscal year 2010 were as follows:

Peter C. Georgiopoulos	Chairman and Director
John P. Tavlarios	President and Director
Jeffrey D. Pribor	Executive Vice President and Chief Financial Officer
John C. Georgiopoulos	Executive Vice President, Treasurer and Secretary
Peter S. Bell	Manager and Head of Commercial Department of General Maritime Management LLC

Detailed compensation information for each of the named executives is presented in the tables following this discussion in accordance with SEC rules.

Overview of 2010

The amount of cash bonuses for 2010 paid to our named executives (excluding Peter C. Georgiopoulos) declined an aggregate of 32.8% and the aggregate value of restricted stock grants for 2010 to such executives declined 43.5%.  As a result, the aggregate value of salaries, bonuses and the value of restricted stock grants for each of the named executives (excluding Peter C. Georgiopoulos) for 2010 were 21-37% lower than the prior fiscal year, as discussed further in this section.  Peter C. Georgiopoulos receives no salary or bonus from the Company.  His total compensation was directors fees and benefits (detailed below) of less than $100,000 in either year as well as customary non-employee director restricted stock grants.  In addition, in 2010, we awarded him a special restricted stock grant of 250,000 shares with a grant date value of $812,500.

How Compensation Decisions are Made

Role of Compensation Committee.  Our executive compensation program is overseen by the Compensation Committee, which is composed of three non-employee directors:  William J. Crabtree, George J. Konomos and Peter S. Shaerf.  The Compensation Committee establishes and administers our compensation policies, determines or recommends cash compensation of the Company’s senior management and determines or recommends equity grants to the Company’s senior management and other key employees under the Company’s 2001 Stock Incentive Plan (which the Company assumed from General Maritime Subsidiary in connection with the Arlington acquisition).  As discussed elsewhere in this Proxy Statement, the Company is seeking shareholder approval of the 2011 Stock Incentive Plan, which the Board has approved.  Future equity awards to the named executives will be granted under the 2011 Stock Incentive Plan if it is approved by the shareholders.

Each year, the Compensation Committee conducts an evaluation of each named executive to determine if changes in the officer’s compensation are appropriate based on the considerations discussed in this section.  In evaluating compensation for our named executives, the Compensation Committee reviews tally sheets and other summaries that include the following information:

•	Salary and cash bonus compensation for prior years since 2001 (which was the year in which General Maritime Subsidiary’s limited public offering occurred);

•	Restricted stock granted in prior years since 2001;

•	Vested and unvested shares of restricted stock held; and

•	The value of benefits and perquisites.

Role of Compensation Consultant.  The Compensation Committee has selected and directly retained Steven Hall & Partners, an independent compensation consultant, to review the Company’s non-employee directors’ compensation program for competitiveness in regards to levels and methods of compensation and to advise on current trends and issues in non-employee directors’ compensation.  The Compensation Committee also retained Steven Hall & Partners for assistance in matters including evaluating compensation and performance data for peer companies; advising the Compensation Committee on current trends in compensation, methods of evaluation and different compensation mechanisms; and responding to other issues raised by the Compensation Committee.  The Compensation Committee did not solicit recommendations from this or any other consultant as to the form or amounts of compensation to be awarded to the Company’s named executives.

Role of Chairman and Management.  The Compensation Committee consults with our Chairman regarding compensation matters generally and with our senior executives regarding their views on their compensation and the compensation of those who report to them directly or indirectly.  At the end of our fiscal year, our Chairman reviews with the Compensation Committee the Company’s performance and accomplishments during the year.

Our Compensation Philosophy

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Company’s success and enable the Company to compete effectively.  The Company seeks to accomplish this goal in a way that aligns executives’ interests with shareholders and rewards our executives for and encourages achievement of the Company’s annual and longer-term performance objectives and aligns our executives’ interests with those of our shareholders.

In light of the cyclical nature of the shipping industry and the volatile and unpredictable markets in which the Company operates, the Company does not establish targets for executive pay, and compensation levels generally are not determined through a benchmarking process. Instead, the compensation of our senior executives is determined or recommended by the Compensation Committee in its discretion based upon a holistic assessment of Company performance. This approach allows flexibility in awards based on the Compensation Committee’s assessment of each executive’s performance.

Compensation Objectives

Performance.  The amount of compensation for each named executive is based on the Compensation Committee’s assessment of factors including his level of responsibility and management experience, the Company’s performance and the named executive’s individual performance and contributions to improving shareholder value.  In order to provide proper incentives to each executive and appropriately reward performance, the Compensation Committee assesses the proper balance of short-and long-term compensation as well as the form of such compensation, such as cash or equity grants.  Specific factors affecting compensation decisions for the named executives include:

•	key financial measurements;

•	strategic objectives such as acquisitions, dispositions or joint ventures;

•	the Company’s ability to acquire and dispose of vessels on favorable terms; and

•	achieving operational goals for the Company or particular area of responsibility for the named executive such as operations, chartering or finance.

The Compensation Committee also considers the performance of companies that the Compensation Committee regards as competitors or peers of the Company, including DHT Maritime, Inc., Frontline Ltd., Knightsbridge Tankers Ltd., Nordic American Tanker Shipping Ltd., Omega Navigation Enterprises, Inc., Overseas Shipholding Group, Inc., Teekay Corporation, and Tsakos Energy Navigation Ltd.

Alignment of Interests.  We seek to align the interests of the named executives with those of our investors by evaluating executive performance on the basis of financial measurements which we believe are relevant measurements of long-term shareholder value.  In 2010, these included:

•	revenue;

•	net income;

•	total capital;

•	return on equity;

•	return on invested capital; and

•	total shareholder return (reflecting changes in stock price and dividends).

The Compensation Committee believes that use of equity incentive compensation strongly aligns the interests of the named executives with shareholders as equity incentive compensation links a significant portion of compensation to fluctuations in shareholder value and exposes executives to investment risks similar to those of our shareholders because the total value of those awards corresponds to stock price appreciation and dividend rate.

Recruitment and Retention.  To attract and retain a highly-skilled work force, we believe that the compensation of our executives should reflect the value of each named executive’s job in the marketplace.  We attempt to retain our executives by using continued service as a determinant of total pay.  In this connection, we have provided for extended vesting terms of our equity grants to our executives.

Elements of the Compensation Program

The compensation program for the named executives consists of two main components:

•	Fixed compensation comprised of base salaries; and

•	Variable incentive compensation comprised of cash incentive bonuses and equity awards.

The named executives are also eligible to participate in the Company’s health and other broad-based programs on the same basis as other U.S. employees and are eligible for paid time off and paid holidays.

Fixed Compensation

Base salaries and salary increases for the named executives depend on each named executive’s:

•	performance;

•	the scope and importance of the functions performed by each named executive; and

•	internal equity considerations.

Base salaries for such named executive are reviewed annually but are not automatically increased if the Compensation Committee believes that other elements of compensation are more appropriate in light of our stated objectives.

Variable Incentive Compensation

At the end of our fiscal year, the Compensation Committee makes incentive compensation decisions based upon considerations of the Company’s financial results, the state of our operations and our strategic accomplishments during the year.

Cash Incentive Bonus.  The Company awards a significant portion of annual compensation to its named executives in the form of cash bonuses, which are used to reward executives who contribute to the Company’s performance.  Cash bonuses are generally made at the end of the fiscal year.  The Compensation Committee considers the amounts of these awards and recommends them to the Board for approval.

The salaries paid and the annual bonuses awarded to the named executives in 2010 are discussed below and shown in the Summary Compensation Table on page 17.

Equity Awards.  The Company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of the executive with our shareholders and retain the executives through the term of the awards.  The Company does not have any specific policy on the timing of award grants but has generally made one grant per year at the end of the calendar year.  We consider the grant size and form of award when making award decisions.

Restricted Stock Awards.  The Company believes long-term equity awards in the form of restricted stock awards are an effective way to attract and retain a talented executive team and align executives interests with those of shareholders.  In determining the amounts of restricted stock awards to named executives, the Compensation Committee takes into account that the Company does not have any defined benefit retirement or similar program.

Each of the named executives received grants of restricted stock awards in 2010.  Restrictions on the shares of restricted stock granted to such named executives as equity incentive compensation with respect to 2010 will lapse ratably in 25% increments on the first four anniversaries of November 15, 2010.  The restrictions applicable to the shares granted to these named executives will also lapse in full upon a change of control.  In addition, to the extent that such restrictions were scheduled to have lapsed during the one-year period following the executive’s termination of employment due to death or disability, they will lapse immediately prior to any such termination.

During the restricted period, unless otherwise determined by the Compensation Committee, each restricted stock grant entitles the named executive to receive payments from the Company of any dividends declared and paid by the Company on its common stock.  As the executives share commensurately with other shareholders in receiving dividends, they likewise share in the recognition of the current income generation and future change in stock price.  However, if any such restricted shares do not vest, the holders of the non-vesting shares must repay any dividends that were paid to them on the non-vesting shares unless the Board or the Compensation Committee determines otherwise with respect to dividends paid on shares of restricted stock granted on or after December 21, 2005.

The number of shares of restricted stock granted to our named executives in 2010 are shown in the Grants of Plan-Based Awards Table on page 18.

Other Elements

Benefits.  We provide our named executives with minimal other benefits, reflected in the All Other Compensation column in the Summary Compensation Table on page 17, that we believe are reasonable, competitive and consistent with the Company’s overall executive compensation program.  Our named executives are also eligible under the same plans as all other U.S. employees for medical, dental, vision, and disability insurance and are eligible for paid time off and paid holidays.  We pay the health insurance premiums and match the 401(k) contributions of each of our named executives.

In addition, we purchase club memberships for Messrs. Tavlarios and Pribor to assist them in performing valuable client development activities for the Company.  In 2010, the Company paid annual club membership fees of $8,210 and $3,217 for Messrs. Tavlarios and Pribor, respectively.  We also pay premiums on life insurance and long-term disability insurance for Messrs. Tavlarios and Pribor. These benefits are intended to be competitive with benefits offered in our industry.  The costs of these benefits constitute only a small percentage of each named executive’s total compensation.

Compensation for Our Named Executives in 2010

John P. Tavlarios.  The Compensation Committee recommended Mr. Tavlarios’ 2010 compensation based on his responsibilities as President of the Company, including overseeing chartering, technical management, and the development and deployment of the fleet.  The Compensation Committee also recognized Mr. Tavlarios’ contribution to the Company’s relationships with investors regarding matters relating to the operations of the Company.  For 2010, Mr. Tavlarios’ annual base salary was $650,000.  The annual cash bonus in 2010 for Mr. Tavlarios decreased to $950,000 compared to $1.2 million in 2009, or a decrease of approximately 21%.  Mr. Tavlarios received 106,520 shares of restricted stock as equity incentive compensation for 2010.

Jeffrey D. Pribor.  Mr. Pribor’s 2010 compensation reflects his responsibility for and oversight of the Company’s accounting and financial functions.  He also contributed to the management of the Company’s relationships with investors and lenders.  For 2010, Mr. Pribor’s annual base salary was $450,000.  The annual cash bonus in 2010 for Mr. Pribor decreased to $500,000 compared to $765,000 in 2009, or a decrease of approximately 35%.  Mr. Pribor received 69,680 shares of restricted stock as equity incentive compensation for 2010.

John C. Georgiopoulos.  The Compensation Committee considered Mr. John Georgiopoulos’ 2010 compensation in light of his management of the Company’s administrative and financial platforms.  For 2010, Mr. Georgiopoulos’ annual base salary was $350,000.  The annual cash bonus in 2010 for Mr. Georgiopoulos decreased to $200,000 compared to $510,000 in 2009, or a decrease of approximately 61%.  Mr. John Georgiopoulos received 34,840 shares of restricted stock as equity incentive compensation for 2010.

Peter S. Bell.  Mr. Bell’s 2010 compensation reflects his responsibility for the Company’s commercial department.  For 2010, Mr. Bell’s annual base salary was $350,000.  The annual cash bonus in 2010 for Mr. Bell was $315,000 compared to $450,000 in 2009, or a decrease of 30%.  Mr. Bell received 34,840 shares of restricted stock as equity incentive compensation for 2010.

Peter C. Georgiopoulos.  In determining compensation for our Chairman, the Compensation Committee considers Mr. Georgiopoulos’ annual director compensation for his service on the Board, his annual Chairman’s fee as well as the value of benefits and perquisites provided to Mr. Georgiopoulos.  We expect that cash compensation and equity awards for our Chairman other than for his service as a director will be determined based on his involvement in successful strategic and transactional work for us.  Mr. Peter Georgiopoulos’ 2010 compensation reflects his unique role as the publicly recognized leader of the Company and a prominent figure in the shipping industry.  The Company relies significantly on Mr. Georgiopoulos for his contributions in determining its strategic direction and as a key participant in its relationships with investors and lenders.  In 2010, Mr. Georgiopoulos was not paid an annual base salary, but did receive a $65,000 director’s fee (which includes a $30,000 Chairman’s fee) for his services during the fiscal year.  Mr. Georgiopoulos was not paid a bonus for 2009 or 2010.  Mr. Georgiopoulos also received 9,528 shares of restricted stock for his service as a director in 2010 and an additional 250,000 shares of restricted stock as equity incentive compensation for 2010.

Severance Benefits

Employment Agreements.  We have entered into employment agreements with all of our named executives other than Peter C. Georgiopoulos and Peter S. Bell.  The terms in each employment agreement that relate to potential payments upon the termination of the employment of such named executives are described under the heading “Potential Payments upon Termination or Change-in-Control” on page 21.  Such provisions were included in the employment agreements as a way to encourage retention of such executives in the event of an actual or rumored change in control.  In addition, such provisions are intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executive’s own employment.

Change of Control Severance Program.  On December 16, 2008, the Board adopted the General Maritime Corporation Change of Control Severance Program for U.S. Employees (the “Severance Program”).  The terms of the Severance Program are substantially identical to the program in effect at General Maritime Subsidiary prior to the consummation of the Arlington acquisition.  The Board adopted the Severance Program to avoid the possibility that the Company will be unable to recruit qualified employees or will experience a loss or distraction of qualified employees to the detriment of the Company and its shareholders as a result of a change of control of the Company.  In addition, the Board also believed that it would be in the best interests of the Company and its shareholders to fairly treat its employees whose employment terminates in connection with or following a change of control.  Regular, full-time shore-based employees based in an office in the United States are eligible to participate in the Severance Program.  As we have not entered into an employment agreement with Peter S. Bell, the terms of the Severance Program would apply to any severance payable to Mr. Bell following a change of control of the Company.  The terms of the Severance Program are described further under the heading “Potential Payments upon Termination or Change-in-Control” on page 21.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to certain employees in excess of $1 million.  Because the Company believes that it currently qualifies for the exemption pursuant to Section 883 of the Internal Revenue Code of 1986, as amended, pursuant to which it is not subject to U.S. federal income tax on its shipping income (which comprised substantially all of its gross revenue in 2010), it has not sought to structure its compensation arrangements to qualify for exemption under Section 162(m) and is able to utilize discretionary retroactive bonuses as part of its executive compensation notwithstanding potential limitations on the deductibility of such payments for U.S income tax purposes.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any of General Maritime’s executive officers or members of General Maritime’s Board or Compensation Committee and any other company’s executive officers, board of directors or compensation committee.

Compensation Committee Report

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed the Compensation Discussion and Analysis with management.  Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2011 proxy statement.

THE COMPENSATION COMMITTEE:

William J. Crabtree (Chair)
George J. Konomos
Peter S. Shaerf

On December 16, 2008, pursuant to an Agreement and Plan of Merger and Amalgamation, dated as of August 5, 2008 (the “Arlington Merger Agreement”), by and among us; Arlington Tankers Ltd., or Arlington; Archer Amalgamation Limited, or Amalgamation Sub; Galileo Merger Corporation, or Merger Sub; and General Maritime Subsidiary Corporation (formerly General Maritime Corporation), or General Maritime Subsidiary, Merger Sub merged with and into General Maritime Subsidiary, with General Maritime Subsidiary continuing as the surviving entity, and Amalgamation Sub amalgamated with Arlington.  We refer to these transactions collectively as the Arlington acquisition.  As a result of the Arlington acquisition, General Maritime Subsidiary and Arlington each became a wholly-owned subsidiary of ours and General Maritime Subsidiary changed its name to General Maritime Subsidiary Corporation.  In addition, upon the consummation of the Arlington acquisition, we exchanged 1.34 shares of our common stock for each share of common stock held by shareholders of General Maritime Subsidiary and exchanged one share of our common stock for each share held by shareholders of Arlington.  Finally, upon consummation of the transaction, we changed our name to General Maritime Corporation.

All share and per share amounts presented throughout this proxy statement, unless otherwise noted, have been adjusted to reflect the exchange of 1.34 shares of our common stock for each share of common stock held by shareholders of General Maritime Subsidiary in connection with the Arlington acquisition.

The consummation of the Arlington acquisition occurred on December 16, 2008.  Therefore, the compensation and related information reported in this proxy statement principally relates to our predecessor, General Maritime Subsidiary, for the period prior to that date. Unless otherwise noted, references herein to the Company shall mean General Maritime Subsidiary for the period prior to the consummation of the Arlington acquisition and references to the Company’s articles of incorporation, bylaws, Board and committees, policies, charters and similar documents shall mean those of General Maritime Subsidiary for the period prior to the consummation of the Arlington acquisition.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	All Other Compensation ($) (i)	Total ($) (j)
John P. Tavlarios President and Director	2010	$650,000	$950,000	$346,190	$61,931	$2,008,121
	2009	$650,000	$1,200,000	$647,264	$57,353	$2,554,617
	2008	$600,000	$1,400,000	$790,332	$56,566	$2,846,898

Jeffrey D. Pribor Executive Vice President and Chief Financial Officer	2010	$450,000	$500,000	$226,460	$59,498	$1,235,958
	2009	$450,000	$765,000	$383,776	$45,527	$1,644,303
	2008	$400,000	$900,000	$526,888	$54,632	$1,881,520

John C. Georgiopoulos Executive Vice President, Treasurer and Secretary	2010	$350,000	$200,000	$113,230	$47,996	$711,226
	2009	$350,000	$510,000	$191,888	$46,388	$1,098,276
	2008	$325,000	$600,000	$263,444	$42,825	$1,231,269

Peter S. Bell Manager and Head of Commercial Department of General Maritime Management LLC	2010	$350,000	$315,000	$113,230	$46,281	$824,511
	2009	$350,000	$450,000	$191,888	$44,231	$1,036,119
	2008	$350,000	$550,000	$263,444	$41,614	$1,205,058

Peter C. Georgiopoulos (1) Chairman and Director	2010	-	-	$886,247	$96,581	$982,828
	2009	-	-	$67,533	$94,531	$162,064
	2008	$700,000	-	-	$30,124,362	$30,824,362

(1)	We treat Peter C. Georgiopoulos as an executive officer of the Company for securities law purposes, although he is not an employee or a corporate officer and is not paid a salary.

Column (e):	Stock Awards

The amounts in this column reflect the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718. The actual amount realized by the named executive will likely vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting.  Additional information regarding stock awards is provided in the Grants of Plan-Based Awards table below.

Column (i):	All Other Compensation

Peter C. Georgiopoulos received a $65,000 director’s fee (which includes a $30,000 Chairman’s fee) for fiscal year 2010.

The amounts shown in this column also reflect the aggregate incremental cost of providing personal benefits to the named executives.  Personal benefits include insurance premiums, annual club membership fees and parking fees.

Messrs. Tavlarios and Pribor each have an employment agreement with us, under which we have agreed to obtain Company-paid life insurance and long-term disability insurance for these executives which the Company reasonably determines is appropriate at a cost per executive of no more than $10,000 per annum.  In 2010, the Company paid $6,768 for disability insurance for Mr. Tavlarios and $10,000 for life and disability insurance for Mr. Pribor.  In 2009, the Company paid $6,768 for disability insurance for Mr. Tavlarios and $10,000 for life and disability insurance for Mr. Pribor.  In 2008, the Company paid $6,768 for disability insurance for Mr. Tavlarios and $10,000 for life and disability insurance for Mr. Pribor.

The Company paid annual health insurance premiums of $31,581, $29,531, and $28,114 for each named executive in 2010, 2009 and 2008, respectively.  The Company matched the 401(k) contributions of each of our named executives except Mr. Peter Georgiopoulos in the amount of $14,700 in 2010.  In 2009, the Company matched the 401(k) contributions of each of Messrs. Tavlarios, John Georgiopoulos and Bell in the amount of $14,700 and Mr. Pribor in the amount of $2,589.  In 2008, the Company matched the 401(k) contributions of Mr. Peter Georgiopoulos in the amount of $13,800, Mr. Tavlarios in the amount of $15,500 and each of Messrs. Pribor, John Georgiopoulos and Bell in the amount of $13,500.

In 2010, the Company paid annual club membership fees of $8,210 and $3,217 for Messrs. Tavlarios and Pribor, respectively, and parking fees of $673 and $1,715 for Messrs. Tavlarios and John Georgiopoulos, respectively.  In 2009, the Company paid annual club membership fees of $6,354 and $3,094 for Messrs. Tavlarios and Pribor, respectively, and professional organization fees of $495 and parking fees of $313 for Mr. Pribor.  In 2008, the Company paid parking fees for Mr. John Georgiopoulos of $2,157.  In 2008, the Company paid annual club membership fees of $5,413 and $3,018 for Messrs. Tavlarios and Pribor, respectively and parking fees of $771 and $1,211 for Messrs. Tavlarios and John Georgiopoulos, respectively.

Grants of Plan-Based Awards in 2010

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Aggregate Grant Date Fair Value
John P. Tavlarios	12/31/10	106,520	$346,190
Jeffrey D. Pribor	12/31/10	69,680	$226,460
John C. Georgiopoulos	12/31/10	34,840	$113,230
Peter S. Bell	12/31/10	34,840	$113,230
Peter C. Georgiopoulos	5/13/10	9,528	$73,747
	12/31/10	250,000	$812,500

Column (i):	All Other Stock Awards: Number of Shares of Stock or Units

On May 13, 2010, in connection with his service as a Director, the Company granted 9,528 shares of restricted common stock to Peter C. Georgiopoulos, which will vest as of May 13, 2011 or the date of the Company’s 2011 Annual Meeting of Shareholders, whichever occurs first.  On December 31, 2010, the Company made grants of restricted common stock in the amount of 250,000 shares to Peter C. Georgiopoulos, 106,520 shares to John P. Tavlarios, 69,680 shares to Jeffrey D. Pribor, 34,840 shares to John C. Georgiopoulos, and 34,840 shares to Peter S. Bell as bonus compensation earned for 2010.  These shares of restricted common stock will vest in four equal installments commencing on November 15, 2011 and on each of the three anniversaries thereafter.

Recipients of restricted share grants will receive dividends thereon at the same rate as is paid to other holders of common stock but must repay dividends on any shares that are forfeited under the terms of such recipient’s grant agreement unless the Board waives the repayment requirement as to dividends on such shares.

Executive Employment Agreements

We have employment agreements with our executive officers which are described below.

Our agreements with Messrs. Tavlarios, Pribor and John Georgiopoulos were each for an initial term from December 16, 2008 (the effective date of the Arlington acquisition) through December 31, 2009 and provide for automatic renewal for additional one year terms, unless the executive or we terminate the agreement on 120 days’ notice.  Pursuant to the terms of their agreements, the Board determined their base salaries for 2010 to be $650,000 per annum for Mr. Tavlarios, $450,000 per annum for Mr. Pribor and $350,000 per annum for Mr. John Georgiopoulos.  Their agreements also provide for discretionary bonuses, as determined by the Board or an appropriate committee based upon actual performance as measured by the Board or committee.  Under these agreements, we expect to obtain Company-paid life insurance and long-term disability insurance for these executives which the Company reasonably determines is appropriate at a cost per executive of no more than $10,000 per annum, or, to the extent we do not obtain such coverage, to reimburse him for the cost of obtaining such coverage, up to $10,000 per annum.

Each of the executive officer employment agreements provide for certain payments and benefits upon termination of employment.  For details, please see “Potential Payments upon Termination or Change-in-Control – Executive Employment Agreements” below.

Under these agreements, each executive has agreed to protect our confidential information during the term of his employment and for three years thereafter and not to solicit our employees for other employment during the term of his employment and for two years after termination.  Each executive has also agreed not to engage in certain defined competitive activities described in his agreements during the term of his employment and for two years after the termination of his employment with us.  The provisions regarding competitive activities will not apply following a change of control or in the event of termination of the executive by us without cause or by the executive with good reason.  For purposes of these agreements, change of control is defined generally as the acquisition of more than 50% of the voting power of the Company (or of more than 30% of the voting power of the Company within a twelve month period) by any person or group other than Peter C. Georgiopoulos and his affiliates; the sale of all or substantially all of our assets in one or more related transactions within a 12-month period; any merger or similar transaction in which holders of our voting stock do not hold at least 50% of the voting stock of the surviving entity, or a majority of the members of our Board of Directors becoming comprised during a 12-month period of individuals who are not incumbent directors, as defined in the relevant agreements.

We do not have an employment agreement with Peter C. Georgiopoulos.  However, on October 24, 2008, we and General Maritime Subsidiary entered into a letter agreement with Mr. Georgiopoulos which provides that he will serve as Chairman for three years, if elected.  As Chairman, Mr. Georgiopoulos will receive our standard director retainer payment and an additional $30,000 per year as a Chairman’s fee.  He will be eligible for additional payments (whether cash, stock awards, option grants, or otherwise) at the discretion of the Committee and our Board and he will receive healthcare coverage from the Company.  Mr. Georgiopoulos’ registration rights agreement with General Maritime Subsidiary was terminated in connection with completion of the Arlington combination, and we have agreed to enter into a new registration rights agreement with him.  His new registration rights agreement is expected to have a term through 2021.

Outstanding Equity Awards at 2010 Fiscal Year-End

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Peter C. Georgiopoulos	1,891,524	$6,147,453
John P. Tavlarios	260,504	$846,638
Jeffrey D. Pribor	166,264	$540,358
John C. Georgiopoulos	83,132	$270,179
Peter S. Bell	83,132	$270,179

Column (g): Number of Shares or Units of Stock That Have Not Vested

Peter C. Georgiopoulos:  Includes the unvested portions of:  201,000 restricted shares of our common stock granted on February 9, 2005, which will vest on November 16, 2014; 469,000 restricted shares of our common stock granted on April 6, 2005, which will vest on December 31, 2014; 335,000 restricted shares of common stock granted on December 21, 2005, which will vest on November 15, 2015; 201,000 restricted shares of our common stock granted on December 18, 2006, which will vest on November 15, 2016; 104,396 restricted shares of our common stock granted on April 2, 2007, which will vest on November 15, 2016; 321,600 restricted shares of our common stock granted on December 21, 2007, which will vest on November 15, 2017; 9,528 restricted shares of our common stock granted on May 13, 2010, which will vest on May 13, 2011; and 250,000 restricted shares of our common stock granted on December 31, 2010, which will vest in four equal installments commencing on November 15, 2011 and on each of the three anniversaries thereafter.  The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

John P. Tavlarios:  Includes the unvested portions of: 40,200 restricted shares of our common stock granted on December 18, 2006, which will vest in five equal installments commencing on November 15, 2007 and on each of the four anniversaries thereafter; 20,878 restricted shares of our common stock granted on April 2, 2007, which will vest in five equal installments commencing on November 15, 2007 and on each of the four anniversaries thereafter; 64,320 restricted shares of our common stock granted on December 21, 2007, which will vest in five equal installments commencing on November 15, 2008 and on each of the four anniversaries thereafter; 80,400 restricted shares of our common stock granted on December 23, 2008, which will vest in five equal installments commencing on November 15, 2009 and on each of the four anniversaries thereafter; 90,400 restricted shares of our common stock granted on December 24, 2009, which will vest in four equal installments commencing on November 15, 2010 and on each of the three anniversaries thereafter; and 106,520 restricted shares of our common stock granted on December 31, 2010, which will vest in four equal installments commencing on November 15, 2011 and on each of the three anniversaries thereafter.  The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

Jeffrey D. Pribor:  Includes the unvested portions of: 26,800 restricted shares of our common stock granted on December 18, 2006, which will vest in five equal installments commencing on November 15, 2007 and on each of the four anniversaries thereafter; 13,918 restricted shares of our common stock granted on April 2, 2007, which will vest in five equal installments commencing on November 15, 2007 and on each of the four anniversaries thereafter; 40,200 restricted shares of our common stock granted on December 21, 2007, which will vest in five equal installments commencing on November 15, 2008 and on each of the four anniversaries thereafter; 53,600 restricted shares of our common stock granted on December 23, 2008, which will vest in five equal installments commencing on November 15, 2009 and on each of the four anniversaries thereafter; 53,600 restricted shares of our common stock granted on December 24, 2009, which will vest in four equal installments commencing on November 15, 2010 and on each of the three anniversaries thereafter; and 69,680 restricted shares of our common stock granted on December 31, 2010, which will vest in four equal installments commencing on November 15, 2011 and on each of the three anniversaries thereafter.  The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the grant agreement.

John C. Georgiopoulos:  Includes the unvested portions of: 13,400 restricted shares of our common stock granted on December 18, 2006, which will vest in five equal installments commencing on November 15, 2007 and on each of the four anniversaries thereafter; 6,958 restricted shares of our common stock granted on April 2, 2007, which will vest in five equal installments commencing on November 15, 2007 and on each of the four anniversaries thereafter; 20,100 restricted shares of our common stock granted on December 21, 2007, which will vest in five equal installments commencing on November 15, 2008 and on each of the four anniversaries thereafter; 26,800 restricted shares of our common stock granted on December 23, 2008, which will vest in five equal installments commencing on November 15, 2009 and on each of the four anniversaries thereafter; 26,800 restricted shares of our common stock granted on December 24, 2009, which will vest in four equal installments commencing on November 15, 2010 and on each of the three anniversaries thereafter; and 34,840 restricted shares of our common stock granted on December 31, 2010, which will vest in four equal installments commencing on November 15, 2011 and on each of the three anniversaries thereafter.  The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

Peter S. Bell:  Includes the unvested portions of: 13,400 restricted shares of our common stock granted on December 18, 2006, which will vest in five equal installments commencing on November 15, 2007 and on each of the four anniversaries thereafter; 6,959 restricted shares of our common stock granted on April 2, 2007, which will vest in five equal installments commencing on November 15, 2007 and on each of the four anniversaries thereafter; 20,100 restricted shares of our common stock granted on December 21, 2007, which will vest in five equal installments commencing on November 15, 2008 and on each of the four anniversaries thereafter; 26,800 restricted shares of our common stock granted on December 23, 2008, which will vest in five equal installments commencing on November 15, 2009 and on each of the four anniversaries thereafter; 26,800 restricted shares of our common stock granted on December 24, 2009, which will vest in four equal installments commencing on November 15, 2010 and on each of the three anniversaries thereafter; and 34,840 restricted shares of our common stock granted on December 31, 2010, which will vest in four equal installments commencing on November 15, 2011 and on each of the three anniversaries thereafter. The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the grant agreement.

Column (h):	Market Value of Shares or Units of Stock That Have Not Vested

The amounts shown in column (h) reflect the market value of unvested stock awards based on the closing price of the Company’s common stock on December 31, 2010, which was $3.25.

Option Exercises and Stock Vested in 2010

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Peter C. Georgiopoulos	-	-	7,042	$54,505
John P. Tavlarios	-	-	77,159	$317,123
Jeffrey D. Pribor	-	-	45,127	$185,472
John C. Georgiopoulos	-	-	24,172	$99,347
Peter S. Bell	-	-	22,831	$93,835

Column (e): Value Realized on Vesting

For Peter C. Georgiopoulos, 7,042 shares vested on May 13, 2010, with a market price of $7.74 on May 13, 2010, upon a lapse of restriction on the restricted stock.  For John P. Tavlarios, 77,159 shares vested on November 15, 2010, with a market price of $4.11 on November 15, 2010, upon a lapse of restriction on the restricted stock.  For Jeffrey D. Pribor, 45,127 shares vested on November 15, 2010, with a market price of $4.11 on November 15, 2010, upon a lapse of restriction on the restricted stock.  For John C. Georgiopoulos, 24,172 shares vested on November 15, 2010, with a market price of $4.11 on November 15, 2010.  For Peter S. Bell, 22,831 shares vested on November 15, 2010, with a market price of $4.11 on November 15, 2010, upon a lapse of restriction on the restricted stock.

Potential Payments upon Termination or Change-in-Control

Executive Employment Agreements

Each of the executive officer employment agreements with Messrs. Tavlarios, Pribor and John Georgiopoulos provide that upon termination (including termination by reason of non-renewal) by us without cause or by the executive for good reason, in each case as defined in the relevant agreement, the executive will be entitled to salary and a pro rata bonus through the date of termination plus a lump sum payment equal to base salary at the date of termination and average annual incentive award over the preceding three years or any shorter period that the executive was employed by us times a payment factor of two.  In these circumstances, the executives are also entitled to medical, dental and certain other insurance coverage substantially identical to those in place prior to termination for a benefit period of two years.  For these executives, we have defined annual incentive award as the value of cash bonus (including any amounts deferred) and, in the event of a termination by the executive for good reason or by us without cause within two years after a change of control, the value on the date of grant of any restricted shares or options granted.  For purposes of these agreements, change of control is defined generally as the acquisition of more than 50% of the voting power of the Company (or of more than 30% of the voting power of the Company within a twelve-month period) by any person or group other than Peter C. Georgiopoulos and his affiliates; the sale of all or substantially all of our assets in one or more related transactions within a 12-month period; any merger or similar transaction in which holders of our voting stock do not hold at least 50% of the voting stock of the surviving entity, or a majority of the members of our Board of Directors becoming comprised during a 12-month period of individuals who are not incumbent directors, as defined in the relevant agreements.

In the event that a payment to the executive under his agreement or otherwise after a change of control (but not a payment pursuant to a currently outstanding option grant) causes the executive to owe excise tax under Section 280G of the Internal Revenue Code, we have agreed to fund the amount of this tax on a fully “grossed-up” basis, intended to ensure that after payment of the excise tax and any related taxes and penalties, the executive retains the full amount of the payment that gave rise to the excise tax liability.

In the event of termination of an executive’s employment due to the executive’s death or disability, we have agreed to pay the executive, or his estate, a pro rata bonus and base salary for the year of termination and one year’s salary and to provide medical coverage for him (in the case of disability) and his eligible dependents for a period of one year.

The tables below set forth the payments and other benefits that would be provided to each of the five named executives upon termination of their employment by us without cause or by the executive for good reason under the following sets of circumstances as described more fully above:  change of control, no change of control, and death or disability.  In each set of circumstances, we have assumed a termination as of the end of the day on December 31, 2010 and used the closing price of our common stock on that date of $3.25 per share for purposes of the calculations for the tables below:

Executive Severance Payments
Name	Cash Severance Payments Upon Termination by Executive for Good Reason or by Company Without Cause (No Change of Control)	Cash Severance Payments Upon Termination by Executive for Good Reason or by Company Without Cause Following Change of Control (1)	Estimated Present Value of Continued Benefits Following Termination by Executive for Good Reason or by Company Without Cause (No Change of Control) (2)		Cash Severance Payments upon Death or Disability	Estimated Present Value of Continued Benefits Following Death or Disability
Peter C. Georgiopoulos	-	-			-
John P. Tavlarios	$4,250,000	$9,643,759	$67,180	(3)	$650,000	$31,560	(4)
Jeffrey D. Pribor	$2,815,000	$8,998,125	$67,180	(3)	$450,000	$31,560	(4)
John C. Georgiopoulos	$2,160,000	$5,868,074	$67,180	(3)	$350,000	$31,560	(4)
Peter S. Bell	-	$1,330,000	-		-	-

(1) Includes funding of excise tax under Section 280G of the Internal Revenue Code on a fully “grossed-up” basis on severance payments made and on the value of restricted stock subject to accelerated vesting.  See “Potential Payments upon Termination or Change-in-Control – Executive Employment Agreements” above and “– Accelerated Vesting of Restricted Stock upon Change of Control or Termination” below.

(2) Assumes a discount rate of 6% per annum and annual cost increases of 10% for health insurance, 5% for dental insurance, and 2% for vision care, short-term disability, and long-term disability benefits.

(3) The named executives and their dependents are entitled to medical, dental and certain other insurance coverage substantially identical to the coverage in place prior to termination for a benefit period of two years.  If, within two years following a change of control (as defined in the relevant agreement), we terminate the named executive’s employment without cause or the named executive terminates his employment with good reason, the benefit period is extended to three years, and the estimated net present value of continued benefits would be $102,246 for each such named executive.

(4) The named executives and their dependents are entitled to medical, dental and insurance coverage substantially identical to the coverage in place prior to termination for a benefit period of twelve months.  The amounts presented assume circumstances which would provide the maximum benefit (i.e., disability of the executive and continued coverage for all current dependents).

Under their employment agreements, or, in the case of Peter C. Georgiopoulos, his letter agreement, each named executive has agreed not to engage in certain defined competitive activities described in his agreement during the term of his employment and for two years after the termination of his employment with us.  The provisions regarding competitive activities will not apply following a change of control or in the event of termination of the executive by us without cause or by the named executive with good reason.

Change of Control Severance Program

On December 16, 2008, the Board adopted the General Maritime Corporation Change of Control Severance Program for U.S. Employees.  Regular, full-time shore-based employees based in an office in the United States are eligible to participate in the Severance Program.  It generally provides that if a participant’s employment with us is terminated other than for cause, death or disability or if the participant resigns for “good reason” during a one-or two-year period (depending on the level of participation of the employee) following a change of control, the participant will be entitled to receive, subject to the participant’s execution and non-revocation of a release, a lump sum separation benefit equal to one or two times (depending on the level of participation of the employee) the participant’s then current base salary and annual bonus.

Under the Severance Program, Peter S. Bell will generally be entitled to receive two times his base salary and annual bonus upon the occurrence of a qualifying termination within a two-year period following a change of control.  The price of our common stock does not affect the amount of the separation benefit payable to Mr. Bell.  Assuming a qualifying termination of Mr. Bell’s employment as of the end of the day on December 31, 2010 following a change of control, Mr. Bell would be entitled to receive severance benefits in the amount of $1,330,000.

Accelerated Vesting of Restricted Stock upon Change of Control or Termination

Under the terms of the restricted stock grant agreements between the Company and its named executives, all shares of restricted stock vest in full automatically upon the occurrence of a Change of Control (as defined under our 2001 Stock Incentive Plan).  Under the terms of certain agreements executed by Mr. Peter C. Georgiopoulos, for restricted stock grants made to him in April 2005, restrictions on such shares will lapse on a monthly straight line basis upon his death or disability and will lapse in full if he is dismissed without cause or resigns for good reason.  For restricted stock grants made to Mr. Peter C. Georgiopoulos in February 2005, December 2005, December 2006, April 2007 and December 2007, restrictions on such shares will lapse on a monthly straight line basis if he is dismissed without cause or resigns for good reason and will lapse in full upon his death or disability.  For restricted stock grants made to Mr. Peter C. Georgiopoulos in May 2009 and May 2010, restrictions on such shares will lapse in full upon his death or disability.  For restricted stock grants made to Messrs. Tavlarios, Pribor, John Georgiopoulos or Bell in 2006, 2007, 2008, 2009 and 2010 and a grant made to Mr. Peter C. Georgiopoulos in 2010, to the extent that restrictions on such shares were scheduled to have lapsed during the one-year period following the executive’s termination of employment due to death or disability, they will lapse immediately prior to any such termination.

The table below sets forth the value of accelerated vesting of securities upon termination under the following sets of circumstances:  change of control, no change of control, and death or disability.  In each set of circumstances, we have assumed a termination or change of control as of the end of the day on December 31, 2010 and used the closing price of our common stock on that date of $3.25 per share for purposes of the calculations for the tables below.

Value of Accelerating Vesting Upon Termination

Name	Termination by Executive for Good Reason or by Company Without Cause Without Change of Control	Change of Control	Termination on Account of Death or Disability
Peter C. Georgiopoulos	$3,168,516	$6,147,546	$4,951,267
John P. Tavlarios	-	$846,638	$293,768
Jeffrey D. Pribor	-	$540,358	$187,603
John C. Georgiopoulos	-	$270,179	$93,802
Peter S. Bell	-	$270,179	$93,802

The following table summarizes compensation earned by our non-employee directors for the year ended December 31, 2010:

Non-Employee Director Compensation

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards ($) (c)	All Other Compensation ($) (g)	Total ($) (h)
William J. Crabtree	$85,000	$73,747	-	$157,433
Dr. E. Grant Gibbons	$45,000	$73,747	-	$102,533
Rex W. Harrington	$70,000	$73,747	-	$137,533
George J. Konomos	$85,000	$73,747	-	$152,533
Peter S. Shaerf	$70,000	$73,747	-	$142,533

Column (a):	Name

This table includes all non-employee directors who served as directors in 2010.  Compensation for Peter C. Georgiopoulos and John P. Tavlarios is disclosed in the Summary Compensation Table.

Column (b):	Fees Earned or Paid in Cash

For the fiscal year 2010, each of the Company’s non-employee directors received an annual fee of $35,000.  In addition, non-employee directors received a fee of $25,000 for an audit committee assignment, $20,000 for a compensation committee assignment and $10,000 for a nominating and corporate governance committee assignment.  In addition, each chair of a standing committee receives an annual additional fee of $5,000.

Mr. Tavlarios did not earn any additional compensation for his service as a director.

Column (c):	Stock Awards

The amounts in this column reflect the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718. On May 13, 2010, Messrs. Georgiopoulos, Crabtree, Gibbons, Harrington, Konomos and Shaerf were granted 9,528 shares of restricted common stock.  Based on the closing price of the Company’s common stock of $7.74 on the NYSE on May 13, 2010, the value on that date of the restricted common shares awarded to each such non-employee director was $73,747.  The actual amount realized by each director will likely vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting.

Column (g):	All Other Compensation

For fiscal year 2011, each of our non-employee directors will receive an annual fee of $35,000 and a fee of $25,000 for an audit committee assignment, $20,000 for a compensation committee assignment and $10,000 for a nominating and corporate governance committee assignment.  In addition, each chair of a standing committee will receive an annual fee of $5,000.  We also expect to make an annual restricted stock grant to each non-employee director, effective as of the conclusion of the Company’s 2011 Annual Meeting of Shareholders, for a number of shares having an aggregate market value of $75,000 based on the average per share closing price of the Company’s common stock as reported on the New York Stock Exchange for the 10 trading days ending on the second trading day prior to the conclusion of the 2011 Annual Meeting.  We do not pay director fees to employee directors.  We reimburse our directors for all reasonable expenses incurred by them in connection with serving on our Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

The role of the Audit Committee is to assist the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the independence and performance of the Company’s auditors.  The Board, in its business judgment, has determined that all members of the Audit Committee are “independent,” as provided under the applicable listing standards of the New York Stock Exchange.  The Audit Committee operates pursuant to a Charter that was adopted by the Board as of December 16, 2008.  As set forth in the Charter, the Audit Committee’s job is one of oversight. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements.  Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for auditing the annual financial statements, expressing an opinion based on their audit as to the statements’ conformity with generally accepted accounting principles, monitoring the effectiveness of the Company’s internal controls, reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and discussing with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee met with the Company’s independent auditors to review and discuss the overall scope and plans for the audit of the Company’s consolidated financial statements for the year ended December 31, 2010.  The Audit Committee has considered and discussed with management and the independent auditors (both alone and with management present) the audited financial statements as well as the independent auditors’ evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.  Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the financial statements with management.

The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.  Finally, the Audit Committee has received written disclosures and the letter from the independent auditors required the Public Company Accounting Oversight Board (United States) Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect.  The Audit Committee has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the field of auditing or accounting, including in respect of auditor independence.  Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.  Accordingly, the Audit Committee’s activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the Audit Committee’s receipt and review of the various materials and assurances described above and its discussions with management and independent auditors, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board:

George J. Konomos (Chair)
William J. Crabtree
Rex W. Harrington

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of General Maritime’s voting common stock as of March 8, 2011 of:

•	each person, group or entity known to General Maritime to beneficially own more than 5% of our stock;

•	each of our directors;

•	each of our named executives; and

•	all of our directors and named executives as a group.

As of March 8, 2011, a total of 89,593,272 shares of common stock were outstanding and entitled to vote at the Annual Meeting.  Each share of common stock is entitled to one vote on matters on which common shareholders are eligible to vote.  The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities.  Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security.  A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days.  Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Ownership of Common Stock (as of March 8, 2011)

Name and Address of Beneficial Owner (1)	Amount of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding (2)
Peter C. Georgiopoulos	5,607,409	(3)	6.3%
John P. Tavlarios	705,424	(4)	*
Jeffrey D. Pribor	290,657	(5)	*
John C. Georgiopoulos	268,928	(6)	*
Peter S. Bell	118,298	(7)	*
Milton H. Gonzales, Jr.	92,453	(8)	*
William J. Crabtree	37,708	(9)	*
E. Grant Gibbons	19,770	(10)	*
Rex W. Harrington	42,834	(9)	*
George J. Konomos	20,925	(11)	*
Peter S. Shaerf	42,834	(9)	*
BlackRock, Inc.	4,666,265	(12)	5.2%
All Directors and named executives as a group (11 persons)	7,247,240		8.1%

_____________________________
*           Less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated the business address of each beneficial owner identified is c/o General Maritime Corporation, 299 Park Avenue, Second Floor, New York, New York 10171.

(2)	Based on 89,593,272 shares outstanding as of March 8, 2011.

(3)
Includes 201,000 restricted shares of our common stock granted on February 9, 2005, which will vest on November 16, 2014; 469,000 restricted shares of our common stock granted on April 6, 2005, which will vest on December 31, 2014; 335,000 restricted shares of common stock granted on December 21, 2005, which will vest on November 15, 2015; 201,000 restricted shares of our common stock granted on December 18, 2006, which will vest on November 15, 2016; 104,397 restricted shares of our common stock granted on April 2, 2007, which will vest on November 15, 2016; 321,600 restricted shares of our common stock granted on December 21, 2007, which will vest on November 15, 2017; 9,528 restricted shares of our common stock granted on May 13, 2010, which will vest as of May 13, 2011 or the date of the Company’s 2011 Annual Meeting of Shareholders, whichever occurs first; and 250,000 restricted shares of our common stock granted on December 31, 2010, which will vest in equal installments on the first four anniversaries of November 15, 2010.  The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.  One million nine hundred thirty five thousand seven hundred thirty seven (1,935,737) shares of Mr. Georgiopoulos’ common stock are pledged as security for personal bank loans.

(4)
Includes 40,200 restricted shares of our common stock granted on December 18, 2006, which will vest in equal installments on the first five anniversaries of November 15, 2006; 20,879 restricted shares of our common stock granted on April 2, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2006; 64,320 restricted shares of our common stock granted on December 21, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2007; 80,400 restricted shares of our common stock granted on December 23, 2008, which will vest in equal installments on the first five anniversaries of November 15, 2008; 90,400 restricted shares of our common stock granted on December 24, 2009, which will vest in equal installments on the first four anniversaries of November 15, 2009; and 106,520 restricted shares of our common stock granted on December 31, 2010, which will vest in equal installments on the first four anniversaries of November 15, 2010.  The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(5)
Includes 26,800 restricted shares of our common stock granted on December 18, 2006, which will vest in equal installments on the first five anniversaries of November 15, 2006; 13,919 restricted shares of our common stock granted on April 2, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2006; 40,200 restricted shares of our common stock granted on December 21, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2007; 53,600 restricted shares of our common stock granted on December 23, 2008, which will vest in equal installments on each of the first five anniversaries of November 15, 2008; 53,600 restricted shares of our common stock granted on December 24, 2009, which will vest in equal installments on each of the first four anniversaries of November 15, 2009; and 69,680 restricted shares of our common stock granted on December 31, 2010, which will vest in equal installments on each of the first four anniversaries of November 15, 2010.  The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the grant agreement.

(6)
Includes 13,400 restricted shares of our common stock granted on December 18, 2006, which will vest in equal installments on each of the first five anniversaries of November 15, 2006; 6,959 restricted shares of our common stock granted on April 2, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2006; 20,100 restricted shares of our common stock granted on December 21, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2007; 26,800 restricted shares of our common stock granted on December 23, 2008, which will vest in equal installments on the first five anniversaries of November 15, 2008; 26,800 restricted shares of our common stock granted on December 24, 2009, which will vest in equal installments on the first four anniversaries of November 15, 2009; and 34,840 restricted shares of our common stock granted on December 31, 2010, which will vest in equal installments on the first four anniversaries of November 15, 2010.  The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the relevant grant agreement.

(7)
Includes 13,400 restricted shares of our common stock granted on December 18, 2006, which will vest in equal installments on the first five anniversaries of November 15, 2006; 6,959 restricted shares of our common stock granted on April 2, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2006; 20,100 restricted shares of our common stock granted on December 21, 2007, which will vest in equal installments on the first five anniversaries of November 15, 2007; 26,800 restricted shares of our common stock granted on December 23, 2008, which will vest in equal installments on the first five anniversaries of November 15, 2008; 26,800 restricted shares of our common stock granted on December 24, 2009, which will vest in equal installments on the first four anniversaries of November 15, 2009; and 34,840 restricted shares of our common stock granted on December 31, 2010, which will vest in equal installments on the first four anniversaries of November 15, 2010.  The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the grant agreement.  [          ] ([          ]) shares of Mr. Bell’s common stock are pledged as security for [         ].

(8)
Includes 10,720 restricted shares of our common stock granted on December 21, 2007, which will vest in equal installments on the first four anniversaries of November 15, 2007; 16,080 restricted shares of our common stock granted on December 23, 2008, which will vest in equal installments on the first five anniversaries of November 15, 2008; 16,080 restricted shares of our common stock granted on December 24, 2009, which will vest in equal installments on the first four anniversaries of November 15, 2009; and 20,904 restricted shares of our common stock granted on December 31, 2010, which will vest in equal installments on the first four anniversaries of November 15, 2010.  The foregoing grants are subject to accelerated vesting under certain circumstances set forth in the grant agreement.

(9)
In accordance with SEC rules, this number includes 1,675 shares of our common stock that may be acquired pursuant to stock options that are or will become exercisable within 60 days.  Includes 9,528 restricted shares of our common stock granted on May 13, 2010, which will vest as of May 13, 2011 or the date of the Company’s 2011 Annual Meeting of Shareholders, whichever occurs first.

(10)
Includes 9,528 restricted shares of our common stock granted on May 13, 2010, which will vest as of May 13, 2011 or the date of the Company’s 2011 Annual Meeting of Shareholders, whichever occurs first.

(11)
Includes 9,528 restricted shares of our common stock granted on May 13, 2010, which will vest as of May 13, 2011 or the date of the Company’s 2011 Annual Meeting of Shareholders, whichever occurs first. Excludes 1,179 shares owned by Mr. Konomos’ son, as to which Mr. Konomos disclaims beneficial ownership.

(12)
BlackRock, Inc. (“BlackRock”) filed a Schedule 13G with the SEC on February 4, 2011, which states that the address of BlackRock is 40 East 52nd Street, New York, New York 10022, and that, as of December 31, 2010, BlackRock has sole dispositive and voting power with respect to 4,666,265 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares, and no one person’s interest is more than five percent (5%) of the total outstanding shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

In March 2009, our Board of Directors adopted a policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (generally, directors and executive officers, director nominees, shareholders owning five percent or greater of the Company’s outstanding stock and immediate family members of the foregoing).  The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest) and will be applied to any such transactions proposed after its adoption.

Related person transactions must be approved by the Board or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the Company.  In considering the transaction, the Board or committee will consider all relevant factors, including as applicable (i) the related person’s interest in the transaction; (ii) the approximate dollar value of the amount involved in the transaction; (iii) the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss; (iv) the Company’s business rationale for entering into the transaction; (v) the alternatives to entering into a related person transaction; (vi) whether the transaction is on terms no less favorable to the Company than terms that could have been reached with an unrelated third party; (vii) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; (viii) the overall fairness of the transaction to the Company; and (ix) any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.  If a director is involved in the transaction, he or she will not cast a vote regarding the transaction.

Transactions with Genco Shipping & Trading Limited

Genco Shipping & Trading Limited (“Genco”) is an owner and operator of dry bulk vessels. Peter C. Georgiopoulos is a director of Genco. In 2010, Genco made certain of its employees available to the Company to perform internal audit services for the Company.  The Company incurred $200,000 of expenses based on actual time spent by Genco employees, of which $85,000 was outstanding as of December 31, 2010.  In addition, Genco has incurred certain miscellaneous expenditures relating to the Company during the year ended December 31, 2010 totaling $336,000.  As of December 31, 2010, a balance of $159,000 remains outstanding.

Transactions with Aegean Marine Petroleum Network, Inc.

During the year ended December 31, 2010, 2009 and 2008, Aegean supplied bunkers to our vessels aggregating $30.1 million, $2.07 million and $1.32 million, respectively.  Approximately $9.8 million of this balance was outstanding as of December 31, 2010.  During July 2006, an investment vehicle controlled by Peter C. Georgiopoulos and John Tavlarios, a member of our Board of Directors and one of our executive officers, made an investment in and purchased shares of Aegean from Aegean’s principal shareholder.  Peter Georgiopoulos is chairman of the board of Aegean and John Tavlarios and George J. Konomos, members of the Company’s Board, are also members of the Board of Directors of Aegean.

Transactions with Peter C. Georgiopoulos

Peter C. Georgiopoulos’ registration rights agreement with General Maritime Subsidiary was terminated in 2008 in connection with completion of the Arlington combination, and we have agreed to enter into a new registration rights agreement with him.  His new registration rights agreement is expected to have a term through 2021.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Board believes that it is in the Company’s best interests to approve a proposal to amend our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 140,000,000 to 390,000,000 on the same terms as the shares of common stock now authorized.

Description of the Proposed Amendment

The Board has adopted a resolution proposing an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 140,000,000 to 390,000,000 shares. The affirmative vote of a majority of the outstanding shares of common stock entitled to vote as of the record date is required for approval of this amendment. The proposed amendment would not change the number of authorized shares of preferred stock, nor would it change the relative rights of the holders of our common stock and preferred stock.

General Maritime’s Amended and Restated Articles of Incorporation authorizes the issuance of up to 140,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of March 8, 2011, 89,593,272 shares of common stock were issued and outstanding and approximately 6,700 shares were reserved for issuance under the Company’s 2001 Stock Incentive Plan.  Accordingly, approximately 50,400,028 shares of common stock are available for general corporate purposes in addition to the shares held by the Company as treasury stock.  The Company has not issued any shares of preferred stock.

On March 1, 2011, General Maritime’s Board determined that it would be in the best interests of the Company and its shareholders to amend General Maritime’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 140,000,000 to 390,000,000 shares.  The Board recommends that the shareholders of the Company approve an amendment to Article Fourth of the Company's Amended and Restated Articles of Incorporation to approve the increase. The full text of the proposed amendment is as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is three hundred ninety million (390,000,000), of which stock ten million (10,000,000) registered shares of the par value of one cent (US$.01) per share shall be preferred stock, and of which three hundred eighty million (380,000,000) registered shares of the par value of one cent (US$.01) per share shall be common stock.

Purposes and Effects of Increasing the Number of Shares of Authorized Common Stock

The Board believes that the availability of additional authorized but unissued shares will provide the Company with greater flexibility to issue common stock for a variety of corporate purposes, without the delay and expense associated with convening a special shareholders' meeting or soliciting shareholders' consents. These purposes may include acquisitions of other companies or assets, exchange offers for debt or other equity, new equity offerings to raise capital, paying stock dividends, and providing incentives to employees, officers and directors pursuant to our 2001 Stock Incentive Plan or in connection with the adoption of additional stock-based incentive plans, such as the General Maritime Corporation 2011 Stock Incentive Plan, which is described in more detail below. Other than shares currently reserved for issuance under the Company’s 2001 Stock Incentive Plan, the Board has not authorized the issuance of any additional shares of common stock, and there are no current agreements or commitments for the issuance of additional shares.

Shareholders' current ownership of common stock will not give them automatic rights to purchase any of the additional authorized shares. If the proposed amendment to the Amended and Restated Articles of Incorporation is adopted, the additional authorized shares of common stock will be available for issuance from time to time at the discretion of the Board without further action by the shareholders, except as otherwise required by applicable law or stock exchange requirements. The additional authorized shares would be part of the existing class of the Company's common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. Such additional shares of common stock would not (and the shares of common stock currently outstanding do not) entitle holders to cumulative voting rights.

Any future issuance of additional authorized shares of common stock may, among other things, dilute the earnings per share of the common stock and the equity and voting rights of those holding common stock at the time the additional shares are issued.

Under certain circumstances, an increase in the number of authorized shares of common stock could be construed as delaying or preventing a change in control of the Company (for example, by diluting the stock ownership of a person seeking to change the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company). However, we are not proposing this amendment to the Amended and Restated Articles of Incorporation in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL NO. 3

APPROVAL OF THE GENERAL MARITIME CORPORATION 2011 STOCK INCENTIVE PLAN

The Board has approved the General Maritime Corporation 2011 Stock Incentive Plan (the “2011 Plan”) to enhance the profitability and value of the Company for the benefit of its shareholders.  The 2011 plan is the successor to our 2001 Stock Incentive Plan (the “2001 Plan”).

The 2011 Plan will enable the Company to offer eligible employees, consultants and directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's shareholders. The Board’s adoption of the 2011 Plan, including the material terms of the performance goals under the 2011 Plan, is subject to the approval of the Company's shareholders.

Why You Should Vote for the 2011 Plan

Equity Inventive Awards Are an Important Part of Our Compensation Philosophy

The 2011 Plan is critical to the Company’s ongoing effort to build shareholder value. As discussed in the section entitled Compensation Discussion and Analysis, equity incentive awards are central to the Company’s compensation program. The Compensation Committee and the Board believe that the Company’s ability to grant equity incentive awards to new and existing employees has helped us attract, retain, and motivate key talent.

Further, the 2011 Plan will allow the Company to utilize a broad array of equity incentives in order to secure and retain the services of the Company’s employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for the Company’s success.  Although currently the Company primarily utilizes restricted stock as the vehicle for equity incentives, the 2011 Plan (as well as the 2001 Plan) enables the Company to consider alternative equity incentive vehicles, as appropriate.

Our 2001 Plan is Substantially Depleted

Grants of equity awards to the Company’s employees, consultants, executive officers and directors are currently made from our 2001 Plan.  There are no shares remaining for grant under the 2001 Plan to issue regular equity grants to our employees, consultants, executive officers and directors. From time to time shares again become available under our 2001 Plan if outstanding awards are forfeited due to an employee’s termination of employment.  However, we cannot predict when or how many shares will become available. Although we could increase cash compensation as an alternative to equity incentives, we anticipate that we will have difficultly attracting, retaining, and motivating our employees, consultants, executive officers and directors if we are unable to make equity grants.  We believe that equity awards are a more effective executive compensation vehicle than cash because equity delivers high potential value with a smaller impact on current income and cash flow. Therefore, we are asking our shareholders to approve the 2011 Plan.

The 2011 Plan Combines Compensation and Governance Best Practices

The 2011 Plan is the successor to the 2001 Plan. The 2011 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

•
Continued broad-based eligibility for equity awards. We grant restricted stock to substantially all of our employees. By doing so, we link employee interests with shareholder interests throughout the organization and motivate our employees to act as owners of the business.

•
Shareholder approval is required for additional shares. The 2011 Plan does not contain an annual or other “evergreen” provision.  The initial number of shares is fixed and shareholder approval is required to increase the number of shares available for issuance under the 2011 Plan.

Description of the General Maritime Corporation 2011 Stock Incentive Plan

The material features of the 2011 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2011 Plan. Shareholders are urged to read the actual text of the 2011 Plan in its entirety, which is filed with this Proxy Statement as Annex A

Awards Under the Plan

The 2011 Plan provides for the grant of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) restricted stock units and (g) unrestricted stock.  The term “award” refers to any of the preceding.

Administration

The 2011 Plan is administered by the Compensation Committee of the Board, or any other committee that the Board designates (the “Committee”).  It is intended that the Committee will be comprised of individuals who are not employees of the Company and who qualify as a “non-employee directors” within the meaning of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”).  However, no award will be invalidated if the Committee is not comprised solely of such individuals.  The Board may act as the Committee.  Subject to the terms of the 2011 Plan, the Board or the Committee, as applicable, will determine recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability, vesting and exercise price.

Shares Available for Awards

Awards may be granted with respect to an aggregate of 7,500,000 shares of common stock.  These shares may be either authorized and unissued shares of common stock, shares of common stock held in Company’s treasury or shares of common stock acquired by the Company for the purposes of the Plan. In general, if awards under the 2011 Plan are cancelled, expire or terminate unexercised for any reason, the shares subject to such awards will be available again for the grant of awards under the 2011 Plan. The number of shares of common stock available for awards under the 2011 Plan will be reduced by the total number of stock options or stock appreciation rights exercised (regardless of whether the shares of common stock underlying such awards are not actually issued as the result of net settlement).

No individual may be granted awards under the 2011 Plan during any one calendar year with respect to more than 1,500,000 shares.  Stock options and stock appreciation rights granted and subsequently cancelled or deemed to be canceled in the same calendar year count against this individual annual limit for that year even after their cancellation.

Eligibility

The persons eligible to receive awards under the 2011 Plan are those officers, directors, and executive, managerial, professional or administrative employees of, and consultants to, the Company, its subsidiaries and its joint ventures (collectively, “key persons”) as the Compensation Committee in its sole discretion shall select. The Compensation Committee may from time to time in its sole discretion determine that any key person shall be ineligible to receive awards under the 2011 Plan.  No incentive stock option may be granted under the 2011 Plan to a person who is not an employee of the Company on the date of grant.

Grant Certificates

Each award granted under the 2011 Plan (except an award of unrestricted stock) shall be evidenced by a written certificate (the “Grant Certificate”), which shall contain such provisions as the Compensation Committee may, in its sole discretion, deem necessary or desirable.

Stock Options

The Compensation Committee may grant incentive stock options and nonqualified stock options to purchase shares of common stock to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms as the Compensation Committee shall determine in its sole discretion, subject to the provisions of the 2011 Plan.  The term of each option may not exceed 10 years (or five years in the case of an incentive stock option granted to a 10% shareholder). No incentive stock option may have an exercise price less than the par value of a share of common stock (or, in the case of an incentive stock option granted to a 10% shareholder, 110% of fair market value of a share of common stock on the date of grant).

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at the time of grant and the exercisability of such options may be accelerated by the Compensation Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price, either (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) with the consent of the Compensation Committee, by delivery of shares of common stock having a fair market value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full option exercise price; or (iii) at the discretion of the Compensation Committee and to the extent permitted by law, by such other provision, consistent with the terms of the 2011 Plan, as the Compensation Committee may from time to time prescribe.

Stock Appreciation Rights

Stock appreciation rights typically will provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the stock appreciation right. The Compensation Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Compensation Committee shall determine in its sole discretion, subject to the provisions of the 2011 Plan. The terms of a stock appreciation right may provide that it shall be automatically exercised upon the happening of a specified event. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the 2011 Plan. A stock appreciation right granted in connection with a stock option may be granted at or after the time of grant of such option.

Dividend Equivalent Rights

The Compensation Committee may, in its sole discretion, include in any Grant Certificate with respect to an option or stock appreciation right, a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of common stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Grant Certificate, the Compensation Committee shall determine whether such payments shall be made in cash or in shares of common stock, whether they shall be conditioned upon the exercise of the award to which they relate, the time or times at which they shall be made, and such other vesting and forfeiture provisions and other terms and conditions as the Compensation Committee shall deem appropriate.

Restricted Stock

The Compensation Committee may grant restricted shares of common stock to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Compensation Committee shall determine in its sole discretion, subject to the provisions of the 2011 Plan. Restricted stock awards may be made independently of or in connection with any other award under the 2011 Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Compensation Committee shall specify by accepting delivery of a restricted stock agreement in such form as the Compensation Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent as required by the Compensation Committee and in accordance with the Marshall Islands Business Corporations Act.

Restricted Stock Units

A restricted stock unit entitles the grantee to receive a share of Stock, or in the sole discretion of the Committee, the value of a share of Stock, on the date that the restricted stock unit vests. Vesting of restricted stock units may be based on continued employment with the Company and/or upon the achievement of specific performance goals. The Committee may, at the time that restricted stock units are granted, impose additional conditions to vesting. Unvested restricted stock units are automatically and immediately forfeited upon a grantee’s termination of employment for any reason. The grantee of a restricted stock unit will have the rights of a shareholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

Unrestricted Stock

The Compensation Committee may grant (or sell at a purchase price at least equal to par value) shares of common stock free of restrictions under the 2011 Plan, to such key persons and in such amounts and subject to such forfeiture provisions as the Compensation Committee shall determine in its sole discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.

Certain Corporate Changes

The 2011 Plan provides that in the event of a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events, there will be an adjustment in the number of shares of Common Stock available to be delivered under the 2011 Plan, the maximum annual limit, the number of shares subject to awards, and the exercise prices of certain awards. The 2011 Plan also provides for the adjustment or termination of awards upon the occurrence of certain corporate events.

Plan Amendments

Our Board will have the authority to time suspend, discontinue, revise or amend the 2011 Plan. However, in general, no amendment of the 2011 Plan may materially impair any rights or materially increase any obligations under awards already granted to a participant unless agreed to by the affected grantee. We will obtain shareholder approval of any amendment to the 2011 Plan if required by applicable law or stock exchange rules.

Plan Termination

Unless sooner terminated by the Board, the ability to grant incentive stock options under the 2011 Plan will automatically terminate on March 1, 2021.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences of Awards under the 2011 Plan based on present U.S. federal tax laws.  Federal tax laws may change from time to time and any legislation that may be enacted in the future may significantly affect the U.S. federal income tax consequences described below.

The Company believes that, pursuant to section 883 of the Code, its shipping income is not subject to U.S. federal income taxes and that it does not have any other material amounts of taxable income.  Therefore, it does not anticipate being subject to any material amount of U.S. federal income taxes.  The following discussion of tax consequences to the Company only will be relevant in the event that the Company were to become subject to U.S. federal income taxes.

Non-Qualified Options.  The grant of a non-qualified option will not result in taxable income to the grantee.  Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Stock acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction for such excess.  Gains or losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, with the basis in such Stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.  The grant of an incentive stock option will not result in taxable income to the grantee.  The exercise of an incentive stock option will not result in taxable income to the grantee provided that the grantee was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled, as that term is defined in the Code).  However, the excess of the fair market value of the Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the grantee’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

If the grantee does not sell or otherwise dispose of the Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Stock to the grantee, then upon disposition of such Stock, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain, and the Company will not be entitled to a corresponding deduction.  A capital loss will be recognized to the extent that the amount realized is less than the exercise price.  If the foregoing holding period requirements are not met, the disposition of the stock will generally be a “disqualifying disposition,” and the grantee will generally realize ordinary income at the time of the disposition of such stock, in an amount equal to the lesser of (i) the excess of the fair market value of the Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price.  If the amount realized exceeds the value of the stock on the date of exercise, any additional amount will be capital gain.  If the amount realized is less than the exercise price, the grantee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the stock.  The Company will be entitled to a deduction to the extent that the grantee recognizes ordinary income because of a disqualifying disposition.

Stock Appreciation Rights.  The grant of a stock appreciation right will not result in taxable income to the grantee.  Upon exercise of a stock appreciation right, the fair market value of Stock received will be taxable to the grantee as ordinary income and the Company will be entitled to a corresponding deduction.  Gains and losses realized by the grantee upon the subsequent disposition of any such stock will be treated as capital gains and losses, with the basis in such stock equal to the fair market value of the stock at the time of exercise.

Restricted Stock.  The grantee of restricted stock will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a “substantial risk of forfeiture” for U.S. federal income tax purposes.  Upon the vesting of restricted stock, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction for such amounts.  Gains or losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting.  Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company will be entitled to a corresponding deduction.  A grantee may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award (and to have the applicable capital gain holding period commence as of that date) and the Company will be entitled to a corresponding deduction for such income.

Restricted Stock Units.  The grant of a restricted stock unit will not result in taxable income to the grantee at the time of grant and the Company will not be entitled to a corresponding deduction.  Upon the vesting of the restricted stock unit, the grantee will have ordinary income equal to the amount of cash received and the then fair market value of the shares received and the Company will then be entitled to a corresponding deduction for such income.  Gains and losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, and the basis of such shares will be equal to the fair market value of such shares at the time of vesting.

Unrestricted Stock.  The grant of unrestricted stock will result in the ordinary income for the recipient at the time of grant in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction.  Gains or losses realized by the grantee upon the subsequent disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of grant.

Dividend Equivalent Rights.  The grant of dividend equivalent rights will not result in income to the recipient or in a tax deduction for the Company.  When any amount is paid or distributed to a recipient in respect of a dividend equivalent right, the recipient will recognize ordinary income equal to the fair market value of any property distributed and/or the amount of any cash distributed, and the Company will be entitled to a corresponding deduction.

Withholding of Taxes.  The Company may withhold amounts from grantees to satisfy withholding tax requirements.  Subject to guidelines established by the Committee, grantees may have Stock withheld from Awards or may tender Stock to the Company to satisfy tax withholding requirements.

$1 Million Limit.  Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company’s chief executive officer and its three other most highly compensated executive officers other than the chief executive officer and chief financial officer.  Compensation that qualifies as “performance-based compensation” is not subject to the $1 million limit.  As described above, the Company believes that it currently is not subject to U.S. federal income taxes and that this limit therefore does not apply to Awards under the Plan.

Section 409A.  Section 409A of the Code imposes certain restrictions on deferred compensation.  If the Section 409A restrictions are not followed, a grantee could be subject to accelerated liability for tax on the non-complying award, as well as a 20% penalty tax.  The Plan is intended to comply with the requirements of Code Section 409A.

Change In Control.  Any acceleration of the vesting or payment of Awards under the Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Code, which may subject the grantee to a 20% excise tax and preclude deduction by the Company.

Tax Advice.  The preceding discussion is based on current provisions of the Code, current and proposed Regulations, and administrative and judicial interpretations of the Code, all as currently in effect as of the date hereof, and which are subject to change, possibly with retroactive effect.  In addition, this discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Plan.  A grantee may also be subject to state, local, and foreign taxes in connection with the grant of Awards under the Plan.

New Plan Benefits

Our Board and Compensation Committee have not made any determination with respect to future awards under the 2011 Plan, and any allocation of such awards will be made only in accordance with the provisions of the 2011 Plan. Because awards under the Plan are subject to the discretion of the Compensation Committee, awards and benefits under the 2011 Plan for the current or any future year are not determinable. Future option exercise prices under the 2011 Plan are not determinable because they will be based upon the fair market value of our common stock on the date of grant. No incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, unrestricted stock or other awards have yet been made under the 2011 Plan.
In fiscal 2010, our named executives received restricted stock grants under the 2001 Plan as set forth in this Proxy Statement in the table entitled “Grants of Plan-Based Awards in 2010” under the caption “Executive Compensation – Compensation Discussion and Analysis.” In fiscal 2010, our non-employee directors received restricted stock grants under the 2001 Plan as set forth under the heading “Non-Employee Director Compensation.”

The 2011 Plan became effective on March 1, 2011, when it was approved by the Board.  However, the 2011 Plan is subject to shareholder approval and if any awards were granted under the 2011 Plan, those awards would be void if the 2011 Plan was not approved by our shareholders.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of the end of fiscal year 2010 with respect to shares that may be issued under the 2001 Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,700	$15.35	-
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	6,700	$15.35	-

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GENERAL MARITIME CORPORATION 2011 STOCK INCENTIVE PLAN.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board has selected the firm of Deloitte & Touche LLP as the Company’s independent auditors to audit the financial statements of General Maritime for the fiscal year ending December 31, 2011 and recommends that shareholders vote for ratification of this appointment.  The Company engaged Deloitte & Touche LLP (“Deloitte & Touche”) as its independent auditors for the year ended December 31, 2010. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider its selection of auditors.  Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of General Maritime and its shareholders.

The 2011 Audit Committee has determined that the provision of the services covered under the heading below is compatible with maintaining Deloitte & Touche’s independence for purposes of acting as General Maritime’s independent auditor.

Fees to Independent Auditors for Fiscal 2010 and 2009

The following table presents fees for professional services rendered by Deloitte & Touche for the audit of the Company’s annual financial statements for fiscal 2010 and fiscal 2009 and fees billed and unbilled for audit-related services, tax services and all other services rendered by Deloitte & Touche for fiscal 2010 and fiscal 2009.

Type of Fees	2010	2009

Audit Fees	$651,482	$665,611
Audit-Related Fees	-	-
Tax Fees	$3,693	$17,985
All Other Fees	$405,019	$320,863
Total	$1,060,194	$1,004,459

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that were billed to the Company by Deloitte & Touche for the audit of the Company’s annual financial statements, to be included in the Form 10-K, and review of financial statements included in the Form 10-Qs; for the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for the attestation of management’s report on the effectiveness of internal control over financial reporting; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.  “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting, including services in connection with assisting the company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will be allowed to make a statement if they wish.  Additionally, they will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS GENERAL MARITIME’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

PROPOSAL NO. 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with the Company’s business strategy and the interests of our shareholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to the Company’s financial results and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as performance against our peers.

Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation design and practices are effective in implementing our guiding principles.

We are required to submit a proposal to shareholders for a (non-binding) advisory vote to approve the compensation of our named executives pursuant to Section 14A of the 1934 Act. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executives. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executives and the principles, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for shareholder vote at the 2011 Annual Meeting:

“RESOLVED, that the shareholders of General Maritime Corporation approve, on an advisory basis, the compensation of its named executives as disclosed in the Proxy Statement for the 2011 Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in such Proxy Statement and other related tables and disclosures.”

As this is an advisory vote, the result will not be binding on the Company, the Board or the Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of the Company’s named executives, as disclosed in this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF ITS NAMED EXECUTIVES, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 6

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the 1934 Act, the Company is required to submit to shareholders an advisory vote as to whether the shareholder advisory vote to approve the compensation of its named executives — Proposal No. 5 above — should occur every one, two or three years. You may cast your vote by choosing one year, two years or three years or you may abstain from voting when you vote for the resolution set forth below.

After careful consideration, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company at this time, and therefore the Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow the Company’s stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, its stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.  We understand that the Company’s stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from such stockholders on this advisory vote.

Accordingly, the following resolution is submitted for shareholder vote at the 2011 Annual Meeting:

“RESOLVED, that the highest number of votes cast by the shareholders of General Maritime Corporation for the option set forth below shall be the preferred frequency with which the Company is to hold an advisory vote on the approval of the compensation of its named executives included in the proxy statement:

•           every one or

•           every two years or

•           every three years”

The option that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, as this is an advisory vote, the result will not be binding on our Board or the Company. Our Compensation Committee will consider the outcome of the vote when determining how often the Company should submit to shareholders an advisory vote to approve the compensation of its named executives included in the Company’s proxy statement. Proxies submitted without direction pursuant to this solicitation will be voted for the option of “EVERY ONE YEAR”.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE OPTION OF “EVERY ONE YEAR” AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION OF ITS NAMED EXECUTIVES INCLUDED IN THE COMPANY’S PROXY STATEMENT.

SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the 2012 Annual Meeting of Shareholders must be received by General Maritime at its offices in New York, New York, addressed to the Secretary, not later than November 30, 2011, if the proposal is submitted for inclusion in General Maritime’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, or not earlier than January 12, 2012 and not later than February 11, 2012, if the proposal is submitted pursuant to General Maritime’s By-Laws.  Such proposals must comply with General Maritime’s By-Laws and the requirements of Regulation 14A of the 1934 Act.

In addition, Rule 14a-4 of the 1934 Act governs General Maritime’s use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the proxy statement.  With respect to General Maritime’s 2012 Annual Meeting of Shareholders, if General Maritime is not provided notice of a shareholder proposal on or after January 12, 2012, but not later than February 11, 2012, General Maritime will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the 1934 Act and the rules thereunder, the Company’s executive officers and directors and persons who own more than 10% of a registered class of General Maritime’s equity securities are required to file with the Securities and Exchange Commission reports of their ownership of, and transactions in, the Company’s common stock. Based solely on a review of copies of such reports furnished to the Company, and written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2010 its executive officers and directors complied with the Section 16(a) requirements; except that one report, covering one transaction occurring on August 9, 2010, was filed late by Mr. Bell.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge a copy of its Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission (without the exhibits attached thereto), to any person who is a holder of the Company’s common shares on the Record Date.  Requests for the Annual Report on Form 10-K should be made in writing, should state that the requesting person held the Company’s common shares on the Record Date and should be submitted to John C. Georgiopoulos, Executive Vice President, Treasurer and Secretary of General Maritime Corporation, at 299 Park Avenue, Second Floor, New York, New York 10171.

CHARITABLE CONTRIBUTIONS

During fiscal years 2008, 2009 and 2010, the Company did not make any contributions in any single year, to any charitable organization in which an independent director served as an executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

OTHER MATTERS

At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting.  If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

John C. Georgiopoulos
Executive Vice President, Treasurer & Secretary

New York, New York
March 9, 2011

ANNEX A

2011 STOCK INCENTIVE PLAN
GENERAL MARITIME CORPORATION

ARTICLE I
General

1.1	Purpose

The General Maritime Corporation 2011 Stock Incentive Plan (the “Plan”) is designed to provide certain key persons, on whose initiative and efforts the successful conduct of the business of General Maritime Corporation, a Marshall Islands Company (the “Company”) depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company, a Company subsidiary or a Company joint venture, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary or a Company joint venture). The Plan is also designed to provide certain “performance-based” compensation to these key persons.

1.2	Administration

(a)           Administration by Committee; Constitution of Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate or as shall be formed by the abstention or recusal of a non-Qualified Member (as defined below) of such committee (the “Committee”). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. While it is intended that, at all times that the Committee acts in connection with the Plan, the Committee shall consist solely of Qualified Members, the number of whom shall not be less than two, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan. A “Qualified Member” is an individual who is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b)           Committee’s Authority. The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Grant Certificates executed pursuant to Section 2.1, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) to amend the Plan to reflect changes in applicable law.

(c)           Committee Action; Delegation. Actions of the Committee shall be taken by the vote of a majority of its members. To the extent permitted by applicable law, any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities to any person or persons selected by it, and may revoke any such allocation or delegation at any time.

(d)           Determinations Final. The determination of the Committee on all matters relating to the Plan or any Grant Certificate shall be final, binding and conclusive.

(e)           Limit on Committee Members’ Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.3	Persons Eligible for Awards

The persons eligible to receive awards under the Plan are those officers, directors (whether or not they are employed by the Company), and executive, managerial, professional or administrative employees of, and consultants to, the Company, its subsidiaries and its joint ventures (collectively, “key persons”) as the Committee in its sole discretion shall select.

1.4	Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) restricted stock units and (g) unrestricted stock, all as more fully set forth in Article II. The term “award” means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of the Company or a subsidiary (within the meaning of Section 424 of the Code) of the Company on the date of grant.

1.5	Shares Available for Awards

(a)           Aggregate Number of Shares.  Subject to Section 1.5(c), Awards under the plan may be granted with respect to an aggregate of 7,500,000 shares of common stock of the Company (“Common Stock”).  Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company’s treasury or Common Stock acquired by the Company for the purposes of the Plan.

(b)           Certificate Legends. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

(c)           Adjustment Upon Changes in Common Stock. Upon certain changes in Common Stock, the number of shares of Common Stock available for issuance under the Plan pursuant to Section 1.5(a), shall be adjusted pursuant to Section 3.7(a).

(d)           Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: any shares that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever; any shares of restricted stock forfeited pursuant to Section 2.7(e), provided that any dividends paid on such shares are also forfeited pursuant to such Section 2.7(e); and any shares in respect of which a stock appreciation right or restricted stock unit award is settled for cash.

(e)           Individual Limit. Except for the limits set forth in this Section 1.5(e), no provision of this Plan shall be deemed to limit the number or value of shares with respect to which the Committee may make awards to any key person. Subject to adjustment as provided in Section 3.7(a), at such time as the Company shall be subject to United States income tax, the total number of shares of Common Stock with respect to which awards may be granted to any key person during any one calendar year shall not exceed 1,500,000 shares.  Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in the same calendar year count against such limit for that year even after their cancellation.

1.6	Definitions of Certain Terms

(a)           The term “cause” in connection with a termination of employment or other service for cause shall mean:

(i)           to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company, a Company subsidiary or a Company joint venture, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement; and otherwise,

(ii)           any one or more of the following:

(A)	any failure by the grantee substantially to perform the grantee’s employment or other duties;

(B)	any excessive unauthorized absenteeism by the grantee;

(C)	any refusal by the grantee to obey the lawful orders of the Board or any other person or committee to whom the grantee reports;

(D)	any act or omission by the grantee that is or may be injurious to the Company, monetarily or otherwise;

(E)	any act by the grantee that is inconsistent with the best interests of the Company;

(F)	the grantee’s material violation of any of the Company’s policies, including, without limitation, those policies relating to discrimination or sexual harassment;

(G)
the grantee’s unauthorized (a) removal from the premises of the Company or an affiliate of any document (in any medium or form) relating to the Company or an affiliate or the customers or clients of the Company or an affiliate or (b) disclosure to any person or entity of any of the Company’s, or its affiliates’, confidential or proprietary information;

(H)	the grantee’s commission of any felony, or any other crime involving moral turpitude; and

(I)	the grantee’s commission of any act involving dishonesty or fraud.

Notwithstanding the foregoing, in determining whether a termination of employment for cause has occurred pursuant to Section 1.6(a)(ii) for the purposes of Section 3.8(b)(iii), reference shall be made solely to subsections (C), (F), (G), (H), and (I) of Section 1.6(a)(ii).

Any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity. Any determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause shall be made by the Committee in its sole discretion, which determination shall be final, binding and conclusive on all parties. If, subsequent to a grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee’s employment could have been terminated for cause, the Committee may deem such grantee’s employment to have been terminated for cause. A grantee’s termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.

(b)           The term “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)           The term “director” shall mean a member of the Board, a member of the board of directors of any subsidiary or joint venture of the Company and a member of the governing body of any subsidiary or joint venture of the Company that is a partnership, limited liability company or other form of entity.

(d)           The term “employment” and “employed” shall be deemed to mean an employee’s employment with, or a consultant’s provision of services to, the Company, any Company subsidiary or any Company joint venture and each director’s service as a director.

(e)           The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on the New York Stock Exchange as reported for such day in The Wall Street Journal or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day. Notwithstanding the foregoing, if deemed necessary or appropriate by the Committee, the Fair Market Value of a share of Common Stock on any day shall be determined by the Committee. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

(f)           The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Grant Certificate. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a “non-qualified stock option.”

(g)           The terms “parent corporation” and “subsidiary corporation” shall have the meanings given them in section 424(e) and (f) of the Code, respectively.

(h)           Except for purposes of Section 2.5(f), the terms “termination of employment,” “terminated employment” and related terms or usages shall mean (i) the grantee ceasing to be employed by, or to provide consulting services for, the Company, any Company subsidiary or Company joint venture, or any corporation (or any of its subsidiaries) which assumes the grantee’s award in a transaction to which section 424(a) of the Code applies; (ii) the grantee ceasing to be a director; or (iii) in the case of a grantee who is, at the time of reference, both an employee or consultant and a director, the later of the events set forth in subparagraphs (i) and (ii) above. For purposes of clause (i) above, a grantee who continues his employment or consulting relationship with: (A) a Company subsidiary subsequent to its sale by the Company, or (B) a Company joint venture subsequent to the Company’s sale of its interests in such joint venture, shall have a termination of employment upon the date of such sale. The Committee may in its sole discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan. Such determinations of the Committee shall be final, binding and conclusive. A person whose status changes from consultant, employee, or director to any other of such positions without interruption shall not be considered to have had a termination of employment by reason of such change. For purposes of Section 2.5(f) a grantee shall have a “termination of employment” when the grantee ceases to be a common law employee of the Company or a parent or subsidiary of the Company.

ARTICLE II
Awards Under The Plan

2.1	Agreements Evidencing Awards

Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written certificate (“Grant Certificate”) which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Grant Certificate.

2.2	Grant of Stock Options, Stock Appreciation Rights and Dividend Equivalent Rights

(a)           Stock Option Grants. The Committee may grant incentive stock options and non-qualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

(b)           Stock Appreciation Right Grants; Types of Stock Appreciation Rights. The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with an- option may be granted at or after the time of grant of such option.

(c)           Nature of Stock Appreciation Rights. The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Grant Certificate, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over an amount determined by the Committee at the time of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise) or both, all as the Committee shall determine in its sole discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

(d)           Option Exercise Price. Each Grant Certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the applicable option. The option exercise price shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price per share shall be not less than the par value of a share of Common Stock.

(e)           Exercise Period. Each Grant Certificate with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its sole discretion; provided, however, that no incentive stock option (or a stock appreciation right granted in connection with an incentive stock option) shall be exercisable more than 10 years after the date of grant. The Committee may provide that a stock option or stock appreciation right will be automatically exercised on specific dates or upon the occurrence of a specified event.  (See Section 2.3 for additional provisions relating to the exercise of options and stock appreciation rights.)

(f)           Reload Options. The Committee may in its sole discretion include in any Grant Certificate with respect to an option (the “original option”) a provision that an additional option (the “reload option”) shall be granted to any grantee who, pursuant to Section 2.3(c)(ii), delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The reload option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that a Grant Certificate provides for the grant of a reload option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.3(c)(ii) in payment of such exercise price shall have been held for at least six months.

(g)           Incentive Stock Option Limitation: Exercisability. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which an incentive stock option is first exercisable by any employee during any calendar year shall exceed $100,000, or such other amount as may be specified from time to time under section 422 of the Code, such option shall be treated as a non-qualified stock option.

(h)           Incentive Stock Option Limitation: 10% Owners. Notwithstanding the provisions of paragraphs (d) and (e) of this Section 2.2, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

2.3           Exercise of Options and Stock Appreciation Rights

Subject to the other provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a)           Timing and Extent of Exercise.  Options and stock appreciation rights shall be exercisable at such times and under such conditions as set forth in the corresponding Grant Certificate.  Unless the applicable Grant Certificate provides otherwise, the following terms shall apply:

(i)           An option or stock appreciation right shall become exercisable with respect to a number of shares as close as possible to 25% of the shares subject to such option or stock appreciation right on each of the first four anniversaries of the date of grant.  A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

(ii)           The option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable.

(iii)           The option or stock appreciation right shall remain exercisable until the earlier of (i) the tenth anniversary of the date of grant or (ii) the expiration, cancellation or termination of the award, as set forth in Section 2.5 or otherwise.

(b)           Notice of Exercise. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Committee shall in its sole discretion prescribe.

(c)           Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) with the consent of the Committee, by delivery of shares of Common Stock having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full option exercise price; or (iii) at the sole discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe (whether directly or indirectly through the exchange agent).

(d)           Delivery of Certificates Upon Exercise. Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company or its exchange agent shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company, or its exchange agent as the case may be, to deliver the stock certificate(s) to the grantee’s stockbroker.

(e)           No Shareholder Rights. No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares or the establishment of an account to record such stock ownership in uncertificated form. Except as otherwise provided in Section 1.5(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued or such account is established.

2.4	Compensation in Lieu of Exercise of an Option

Upon written application of the grantee of an option, the Committee may in its sole discretion determine to substitute for the exercise of such option, compensation to the grantee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such written application on the date of such application. Such compensation may be in cash, shares of Common Stock, or both, and the payment thereof may be subject to conditions, all as the Committee shall determine in its sole discretion. In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

2.5	Termination of Employment; Death Subsequent to a Termination of Employment

Except to the extent otherwise provided by the Committee in a Grant Certificate or otherwise, the following rules shall apply to options and stock appreciation rights in the event of the grantee’s termination of employment.

(a)           General Rule.  Except to the extent otherwise provided in this Section 2.5 or in Section 3.8(b)(iii), a grantee whose employment terminates may exercise any outstanding option or stock appreciation right (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the effective date of the termination of employment and (ii) only during the three-month period following the termination of employment, but in no event after the original expiration date of the award.  The option or stock appreciation right, to the extent not exercisable on the effective date of the termination of employment or not exercised during the three-month period following the termination of employment, shall terminate.

(b)           Termination for Cause; Resignation. If a grantee’s employment is terminated for cause or the grantee resigns without the Company’s prior consent, all options and stock appreciation rights not theretofore exercised shall terminate as of the commencement of business on the effective date of the grantee’s termination of employment.

(c)           Retirement.  A grantee who retires (as defined below) may exercise any outstanding option or stock appreciation right (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the effective date of the retirement; and (ii) only during the period ending on the earlier of (A) the third anniversary of the grantee’s retirement, and (B) the original expiration date of the award.  The option or stock appreciation right, to the extent not exercisable on the effective date of the retirement or not exercised during the three-year period following the retirement, shall terminate. For this purpose “retirement” shall mean a grantee’s termination of employment, under circumstances other than those described in paragraph (b) above, on or after: (x) his 65th birthday, (y) the date on which he has attained age 60 and completed at least five years of service with the Company (using any method of calculation the Committee deems appropriate) or (z) if approved by the Committee, on or after he has completed at least 20 years of service.

(d)           Disability.  A grantee whose employment terminates by reason of a disability (as defined below), may exercise any outstanding option or stock appreciation right (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the effective date of the termination of employment; and (ii) only during the period ending on the earlier of (A) the first anniversary of the grantee’s termination of employment and (B) the original expiration date of the award.  The option or stock appreciation right, to the extent not exercisable on the effective date of the termination of employment or not exercised during the one-year period following the termination of employment, shall terminate. For this purpose “disability” shall mean: (x) except in connection with an incentive stock option, any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, a physical or mental condition that prevents the grantee from performing the essential functions of the grantee’s position (with or without reasonable accommodation) for a period of six consecutive months and (y) in connection with an incentive stock option, a disability described in section 422(c)(6) of the Code. The existence of a disability shall be determined by the Committee in its sole discretion.

(e)           Death.

(i)           Termination of Employment as a Result of Grantee’s Death. If a grantee dies while employed, then any outstanding option or stock appreciation right may be exercised (i) only to the extent that the award was exercisable on (or became exercisable in connection with) the grantee’s death; and (ii) only during the period ending on the earlier of (A) the first anniversary of the grantee’s death and (B) the original expiration date of the award.

(ii)           Death Subsequent to a Termination of Employment. If a grantee dies subsequent to terminating employment but prior to the expiration of a stock option or a stock appreciation right (as provided by paragraphs (a), (c), or (d) above), the award shall remain exercisable until the earlier to occur of (A) the first anniversary of the grantee’s death or (B) the original expiration date of the award.

(iii)           Restrictions on Exercise Following Death. Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Grant Certificate which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 hereof.

(f)           Special Rules for Incentive Stock Options. An option may not be treated as an incentive stock option to the extent that it remains exercisable for more than three months following a grantee’s termination of employment for any reason other than death or disability (including death within three months after a termination of employment or within the one year after a termination due to disability), or for more than one year following a grantee’s termination of employment as the result of disability.

2.6	Transferability of Options and Stock Appreciation Rights

Except as otherwise provided in an applicable Grant Certificate evidencing an option or stock appreciation right, during the lifetime of a grantee each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee, in any applicable Grant Certificate evidencing an option (other than an incentive stock option, to the extent inconsistent with section 422 of the Code) or a stock appreciation right, may permit a grantee to transfer all or some of the options or stock appreciation rights, as applicable, to (A) the grantee’s spouse, children or grandchildren (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) other parties approved by the Committee in its sole discretion. Following any such transfer, any transferred options and stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

2.7	Grant of Restricted Stock

(a)           Restricted Stock Grants. The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of restricted stock shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent as required by the Committee and in accordance with the Marshall Islands Business Corporations Act.

(b)           Issuance of Stock Certificate(s). Promptly after a grantee accepts a restricted stock award, the Company or its exchange agent shall issue to the grantee a stock certificate or stock certificates for the shares of Common Stock covered by the award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s), or establishment of such account, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in paragraphs (d) and (e) of this Section 2.7; (ii) in the Committee’s sole discretion, to a requirement that any dividends paid on such shares shall be held by the Company or another custodian designated by the Company until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable Grant Certificate.

(c)           Custody of Stock Certificate(s). Unless the Committee shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company or another custodian designated by the Company until such shares are free of any restrictions specified in the applicable Grant Certificate. The Committee may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability.

(d)           Nontransferability/Vesting. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable restricted stock agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse.

(e)           Consequence of Termination of Employment.  Except as may be otherwise provided by the Committee in a Grant Certificate or otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested prior to, and do not vest on account of, such termination of employment.  All dividends paid on such shares also shall be forfeited, whether by termination of any arrangement under which such dividends are held, by the grantee’s repayment of dividends he received directly, or otherwise, unless the Board or the Committee determines otherwise.

2.8	Grant of Restricted Stock Units

(a)           Restricted Stock Unit Grants. The Committee may grant restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan. A grantee of a restricted stock unit shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine. A grant of a restricted stock unit entitles the grantee to receive a share of Common Stock or, in the sole discretion of the Committee, the value of a share, on a date specified in the Grant Certificate.  If no date is specified, the grantee shall receive such share or value on the date that the restricted stock unit vests.

(b)           Vesting/Nontransferability.  The Committee shall specify at the time of grant the date or dates (which may depend upon or be related to a period of continued employment with the Company, the achievement of performance goals or other conditions or a combination of such conditions) on which the restricted stock units shall vest.  Prior to vesting, restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the applicable Grant Certificate.

(c)           Consequence of Termination of Employment. Except as may otherwise be provided by the Committee in a Grant Certificate or otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all restricted stock units that have not yet vested prior to, and do not vest on account of, such termination of employment.

(d)           Shareholder Rights.  The grantee of a restricted stock unit will have the rights of a shareholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

2.9	Grant of Unrestricted Stock

The Committee may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan, to such key persons and in such amounts and subject to such forfeiture provisions as the Committee shall determine in its sole discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.

2.10	Dividend Equivalent Rights.

The Committee may in its sole discretion include in any Grant Certificate with respect to an option, stock appreciation right or restricted stock unit, a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Grant Certificate, the Committee shall determine whether such payments shall be made in cash or in shares of Common Stock, whether they shall be conditioned upon the exercise of the award to which they relate (in the case of options and stock appreciation rights), the time or times at which they shall be made, and such other vesting and forfeiture provisions and other terms and conditions as the Committee shall deem appropriate.

2.11	Right of Recapture

If at any time after the date on which a grantee has been granted or become vested in an award pursuant to the achievement of performance goals under this Article II, the Committee determines that the earlier determination as to the achievement of the performance goals was based on incorrect data and that in fact the performance goals had not been achieved or had been achieved to a lesser extent than originally determined, then (i) any award or portion of an award granted based on such incorrect determination shall be forfeited or returned to the Company, (ii) any option or stock appreciation right that was exercised shall be deemed not exercised and any shares issued upon such exercise shall be returned to the Company and, in the case of an option, the Company shall return the exercise price paid, (iii) any award or portion of an award that became vested based on such incorrect determination shall be deemed to be not vested, and (iv) any amounts paid to the grantee based on such incorrect determination shall be paid by the grantee to the Company upon notice from the Company.

ARTICLE III
Miscellaneous

3.1	Amendment of the Plan; Modification of Awards

(a)	Amendment of the Plan.

(i)           General.  Subject to Section 3.1(a)(ii), the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board that in any way alters or affects the tax treatment of any award or that in the sole discretion of the Board is necessary to prevent the grantee from being subject to tax with respect to an award under section 409A of the Code shall not be considered to materially impair any rights of any grantee.

(ii)           Shareholder Approval Requirement.  Shareholder approval shall be required with respect to any amendment to the Plan (i) that increases the aggregate number of shares which may be issued under the Plan; (ii) to the extent required by applicable law or stock exchange rules or (iii) to the extent that the Board determines that shareholder approval is desirable or necessary.

(b)           Modification of Awards.  The Committee may cancel any award under the Plan.  Subject to the limitations in this Section 3.1(b), the Committee also may amend any outstanding Grant Certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Agreement; or (iii) waive or amend the operation of Section 2.5 with respect to the termination of the award upon termination of employment. Any such cancellation or amendment (other than an amendment pursuant to Sections 3.7 or 3.8(b)) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

3.2	Consent Requirement

(a)           No Plan Action without Required Consent. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

(b)           Consent Defined. The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3	Nonassignability

Except as otherwise provided in the Plan, (a) no award or right granted to any person under the Plan or under any Grant Certificate shall be assignable or transferable other than by will or by the laws of descent and distribution, in accordance with the terms of such awards and to the extent not forfeited upon death; and (b) all rights granted under the Plan or any Grant Certificate shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

3.4	Requirement of Notification of Election Under Section 83(b) of the Code

If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b) ), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.5	Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

The grantee of an incentive stock option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6	Withholding Taxes

(a)           Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

(b)           Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which the Committee shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.7	Adjustment Upon Changes in Common Stock

(a)           Corporate Events.  In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change (collectively referred to as “corporate events”), the Committee shall make the following adjustments, subject to Sections 3.7(b) and (c):

(i)           Shares Available for Grants.  The maximum number of shares of Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit described in Section 1.5(e), shall be appropriately adjusted by the Committee.  In the event of any change in the number of shares of Common Stock outstanding by reason of any event or transaction other than a corporate event, the Committee may, but need not, adjust the maximum number of shares of Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit described in Section 1.5(e), with respect to the number and class of shares of Common Stock, in each case as the Committee may deem appropriate.

(ii)           Restricted Stock.  Unless the Committee in its sole discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock as a result of a corporate event will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or another custodian designated by the Company.

(iii)           Restricted Stock Units.  The Committee shall adjust outstanding grants of shares of restricted stock units to reflect any corporate event as the Committee may deem appropriate to prevent the enlargement or dilution of rights of grantees.

(iv)           Options, Stock Appreciation Rights and Dividend Equivalent Rights.  Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock or a change in the class of shares of Common Stock resulting from a corporate event or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number or class of shares of Common Stock subject to each outstanding option and stock appreciation right, the exercise price-per-share of Common Stock of each such option and stock appreciation right and the number of any related dividend equivalent rights.

(b)           Outstanding Options, Stock Appreciation Rights, Restricted Stock Units and Dividend Equivalent Rights – Certain Mergers.  Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option, stock appreciation right, restricted stock unit and dividend equivalent right outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option, stock appreciation right, restricted stock unit or dividend equivalent right would have received in such merger or consolidation.

(c)           Outstanding Options, Stock Appreciation Rights, Restricted Stock Units and Dividend Equivalent Rights -- Certain Other Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, have the power to:

(i)           cancel, effective immediately prior to the occurrence of such event, each option, stock appreciation right and restricted stock unit (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee (A) to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right and (B) to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event; or

(ii)           provide for the exchange of each option, stock appreciation right and restricted stock unit (including any related dividend equivalent right) outstanding immediately prior to such event (whether or not then exercisable) for an option on, stock appreciation right, restricted stock unit and dividend equivalent right with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such option, stock appreciation right or restricted stock unit would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its sole discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option, stock appreciation right, restricted stock unit or dividend equivalent right or, if the Committee so determines in its sole discretion, provide for a cash payment to the grantee to whom such option, stock appreciation right or restricted stock unit was granted in partial consideration for the exchange of the option, stock appreciation right or restricted stock unit.

(d)           Outstanding Options, Stock Appreciation Rights, Restricted Stock Units and Dividend Equivalent Rights -- Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 3.7(a), (b) or (c) hereof, the Committee may, in its sole discretion, make such adjustments in the number and class of shares or other property subject to options, stock appreciation rights, restricted stock units and dividend equivalent rights outstanding on the date on which such change occurs and in the per-share exercise price of each such option and stock appreciation right as the Committee may consider appropriate to prevent dilution or enlargement of rights.  In addition, if and to the extent the Committee, in its sole discretion, determines it is appropriate, the Committee may elect to cancel each or any option, stock appreciation right and restricted stock unit (including each dividend equivalent right related thereto) outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such award was granted an amount in cash, (A) for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (i) the Fair Market Value of Common Stock on the date of such cancellation over (ii) the exercise price of such option or stock appreciation right (B) for each share of Common Stock subject to such restricted stock unit equal to the Fair Market Value of Common Stock on the date of such cancellation.

(e)           No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

3.8	Change in Control

(a)           Change in Control Defined. For purposes of this Section 3.8, “Change in Control” shall mean the occurrence of any of the following:

(i)           any “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than Peter C. Georgiopoulos or entities which he directly or indirectly controls (as defined in Rule 12b-2 under the Exchange Act), acquiring “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the aggregate voting power of the capital stock ordinarily entitled to elect directors of the Company;

(ii)           the sale of all or substantially all of the Company’s assets in one or more related transactions within a 12-month period to a “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act) other than such a sale (x) to a subsidiary of the Company which does not involve a change in the equity holdings of the Company or (y) to Peter C. Georgiopoulos or entities which he directly or indirectly controls; or

(iii)           any merger, consolidation, reorganization or similar event of the Company, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty percent (50%) of the aggregate voting power of the capital stock of the surviving entity;

(iv)           within a 12-month period, a majority of the members of the Board of Directors cease to be Continuing Directors; as used herein, a “Continuing Director” means any member of the Board of Directors who was a member of such Board of Directors on the date hereof; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Continuing Directors shall be considered to be a Continuing Director; or

(v)           the Company adopts any plan of liquidation or dissolution providing for the distribution of all or substantially all of its assets, or if deemed appropriate by the Committee, the consummation of such liquidation or dissolution.

(b)           Effect of a Change in Control. Unless the Committee provides otherwise in a Grant Certificate, upon the occurrence of a Change in Control, notwithstanding any other provision of this Plan:

(i)           any award then outstanding shall become fully vested and any award in the form of an option or stock appreciation right shall be immediately exercisable;

(ii)           to the extent permitted by law, the Committee may, in its sole discretion, amend any Grant Certificate in such manner as it deems appropriate;

(iii)           a grantee who incurs a termination of employment for any reason, other than for cause, concurrent with or within one year following the Change in Control may exercise any outstanding option or stock appreciation right, but only to the extent that the grantee was entitled to exercise the award on his termination of employment date, until the earlier of (A) the original expiration date of the award and (B) the later of (x) the date provided for under the applicable Grant Certificate or the terms of Section 2.5 without reference to this Section 3.8(b)(iii) and (y) the first anniversary of the grantee’s termination of employment.

3.9	Limitations Imposed by Section 162(m)

The provisions of this Section 3.9 shall apply at such time as the Company shall be subject to United States income tax.

(a)           Qualified Performance-Based Compensation. To the extent the Committee determines it is desirable to grant an award to an individual it anticipates might be a “162(m) covered employee” (as defined below), with respect to which award the compensation realized by the grantee will or may not otherwise be deductible by operation of section 162(m) of the Code, the Committee may, as part of its effort to have such an award treated as “qualified performance-based compensation” within the meaning of Code section 162(m), make the vesting of the award subject to the attainment of one or more pre-established objective performance goals.

(i)           An individual is a “162(m) covered employee” if, as of the last day of the Company’s taxable year for which the compensation related to an award would otherwise be deductible (without regard to section 162(m)), he or she is (A) the chief executive officer of the Company (or is acting in such capacity) or (B) one of the three highest compensated officers of the Company other than the chief executive officer and chief financial officer. Whether an individual is described in either clause (A) or (B) above shall be determined in accordance with applicable regulations under section 162(m) of the Code.

(ii)           If the Committee has determined to grant an award to an individual it anticipates might be a 162(m) covered employee pursuant to this Section 3.9(a), then prior to the earlier to occur of (A) the first day after 25% of each period of service to which the performance goal relates has elapsed and (B) the ninety first (91st) day of such period and, in either case, while the performance outcome remains substantially uncertain, the Committee shall set one or more objective performance goals for each such 162(m) covered person for such period. Such goals shall be expressed in terms of (A) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flow, residual income or any combination thereof) and/or (B) one or more corporate or divisional sales-based measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, shareholders’ equity and shares outstanding. The terms of the award shall state an objective formula or standard for computing the amount of compensation payable, and shall preclude discretion to increase the amount of compensation payable, if the goal is attained.

(iii)           Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of section 162(m)(4)(C) and the regulations thereunder: (A) all items of gain, loss or expense for the period that are related to special, unusual or nonrecurring items, events or circumstances affecting the Company or the financial statements of the Company; (B) all items of gain, loss or expense for the period that are related to (x) the disposal of a business or discontinued operations or (y) the operations of any business acquired by the Company during the period; and (C) all items of gain, loss or expense for the period that are related to changes in accounting principles or to changes in applicable law or regulations.

(b)           Nonqualified Deferred Compensation. Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an award may be limited as a result of section 162(m) of the Code, the Committee may take the following actions:

(i)           With respect to options, stock appreciation rights or dividend equivalent rights, the Committee may delay the exercise or payment, as the case may be, in respect of such options, stock appreciation rights or dividend equivalent rights until a date that is within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code. In the event that a grantee exercises an option, stock appreciation right or would receive a payment in respect of a dividend equivalent right at a time when the grantee is a 162(m) covered employee, and the Committee determines to delay the exercise or payment, as the case may be, in respect of any such award, the Committee shall credit cash or, in the case of an amount payable in Common Stock, the Fair Market Value of the Common Stock, payable to the grantee to a book account. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

(ii)           With respect to restricted stock, unrestricted stock or restricted stock units, the Committee may require the grantee to surrender to the Committee any certificates with respect to restricted stock and unrestricted stock and agreements with respect to restricted stock units, in order to cancel the awards of such restricted stock, unrestricted stock and restricted stock units (and any related dividend equivalent rights). In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such awards. The amount credited to the book account shall be paid to the grantee within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

3.10	Right of Discharge Reserved

Nothing in the Plan or in any Grant Certificate shall confer upon any grantee the right to continue his employment or affect any right which the Company may have to terminate such employment or change the terms of such employment.

3.11	Nature of Payments

(a)           Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

(b)           Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

3.12	Deferred Compensation

The Plan is intended to comply with the requirements of Section 409A of the Code so as not to be subject to tax under Section 409A, and shall be interpreted accordingly.  Notwithstanding anything else herein to the contrary, any payment scheduled to be made to a grantee after the grantee’s termination of employment shall not be made until the date six months after the date of the termination of employment, to the extent necessary to comply with Code Section 409A(a)(B)(i) and applicable Treasury Regulations.  Following any such six-month delay, all such delayed payments will be paid in a single lump sum on the date six months after such termination of employment.

3.13	Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Grant Certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(h).

3.14	Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.15	Headings

Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

3.16	Effective Date and Term of Plan

(a)           Adoption; Shareholder Approval. The Plan was adopted by the Board on March 1, 2011, subject to approval by the Company’s shareholders.  All awards under the plan prior to such shareholder approval are subject in their entirety to such approval.  If such approval is not obtained prior to the first anniversary of the adoption of the Plan, the plan and all awards thereunder shall terminate on that date.

(b)           Termination of Plan. Unless sooner terminated by the Board or due to non-approval by the Company’s shareholders pursuant to Section 3.15 (a), the provisions of the Plan respecting the grant of incentive stock options shall terminate on March 1, 2021, the tenth anniversary of the adoption of the Plan by the Board.  No incentive stock option awards shall be made under the Plan after such date. All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Grant Certificates.

3.17	Restriction on Issuance of Stock Pursuant to Awards

The Company shall not permit any shares of Common Stock to be issued pursuant to Awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable under applicable law.

3.18	Governing Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.